                                                                     EXHIBIT 2.2

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------

          This Agreement and Plan of Reorganization (this "Agreement"), dated as of February 5, 1998, is between EPL Pro-Long, Inc., a California corporation ("EPL"), and Prolong International Corporation, a Nevada corporation ("PIC").

                                   BACKGROUND
                                   ----------

          EPL wishes to transfer and PIC wishes to purchase substantially all of EPL's assets, as more particularly described in this Agreement, solely in exchange for voting common stock of PIC in a transaction intended to qualify as a tax-free reorganization within the meaning of Sections 368(a)(1)(C) and
(a)(2)(G) of the Internal Revenue Code of 1986, as amended (the "Code").

                                   SECTION 1
                                   ---------

                          Sale and Transfer of Assets
                          ---------------------------

            1.1  Transfer of EPL Assets.  On the date of closing specified in
                 ----------------------
Section 4.1 ("Closing Date"), except for those assets, properties and rights excluded in Section 1.2, EPL shall grant, sell, transfer, assign and deliver to PIC and PIC will purchase and acquire from EPL, all right, title and interest of EPL in and to the properties and assets owned by EPL referred to as the "Purchased Assets" by appropriate instruments in a form satisfactory to PIC. Such Purchased Assets shall include but not be limited to:

               (a) all of the intellectual property of EPL including, but not limited to, that listed in Schedule 1.1(a) attached hereto and any trade
                           ---------------
secrets, processes and know-how, licenses, patents, patent rights, patent applications, unpatented inventions, patent licenses, trademarks, service marks, secret formulas, business and marketing plans, copyrights and applications therefor; and all rights of EPL to sue any third parties for relief for past infringement or encroachment of said intellectual property rights;

               (b)  all of the office furniture, furnishings, fixtures,

machinery, equipment and motor vehicles of EPL ("Equipment");

               (c) all of EPL's beneficial and legal right, title and interest in and to receivables, credits, bank accounts, prepaid expenses (but only with respect to items transferred to PIC);

               (d) all of EPL's beneficial and legal right, title and interest in and to cash and cash equivalents;

               (e) all of EPL's beneficial and legal right, title and interest in and to those contracts or arrangements listed in Schedule 1.1(e) (the
                                                    ---------------
"Assumed Contracts");

               (f)  all computer software of EPL;

               (g) the right to use EPL's corporate and trade names and all variations thereof; and

               (h) all other assets and properties of EPL, including without limitation all books, records and related work papers and all licenses, judgments, causes of action, permits and registrations, except the Excluded Assets as defined in Section 1.2 below.

          1.2  Excluded Assets.  Notwithstanding anything to the contrary set
               ---------------
forth herein, the term "Purchased Assets" expressly excludes the following (collectively, the "Excluded Assets"):

                   (a) the stock books, corporate minute books and corporate seal of EPL; and

                   (b)  EPL's rights under this Agreement.

          1.3  Liens and Encumbrances.  All of the Purchased Assets shall be
               ----------------------
free and clear of any and all judgments, liens, mortgages, deeds of trust, security interests, financing statements and encumbrances of any nature whatsoever other than those being assumed by PIC hereunder.

                                   SECTION 2
                                   ---------

                       Assumption of Certain Liabilities
                       ---------------------------------

          2.1  Liabilities Assumed.  Except as expressly provided in this
               -------------------
Section, PIC shall not assume any claims, liabilities or obligations of EPL, whether or not related to the Purchased Assets. As the sole exception to the foregoing PIC shall assume and agree to discharge when due the following liabilities of EPL as of the opening of business on the Closing Date, (collectively, the "Assumed Liabilities"):

               (a) trade accounts payable not to exceed $315,000, as identified on Schedule 2.1 attached hereto; and
              ------------

               (b) liabilities of EPL which are to be performed under the Assumed Contracts, but only to the extent such liabilities are in the ordinary course of EPL's business.

          2.2  Excluded Liabilities.  It is understood and agreed that PIC
               --------------------
does not assume and shall not be responsible for any liability or obligation of or created by EPL with respect to the Purchased Assets or Excluded Assets or any other matter, whether arising prior to, at or following the Closing Date, other than the Assumed Liabilities set forth in Section 2.1. Without limiting the foregoing, the following liabilities and obligations are expressly excluded from the Assumed Liabilities (collectively, the "Excluded Liabilities"):

               (a) all liabilities for federal, state and local income taxes and franchise taxes arising in connection with the transactions contemplated hereby;

               (b) any liability of EPL whose existence, or that portion of any liability of EPL which by virtue of its extent constitutes or results in a breach of a representation, warranty or covenant made by EPL herein, or makes the information contained in any closing document delivered by EPL incorrect;

               (c) all liabilities of EPL under those leases, contracts, insurance policies and commitments which are not assigned to PIC pursuant to the provisions hereof; and

                 (d) any liability (whether asserted before or after the Closing Date) for any breach of a representation, warranty or covenant, or for any claim for indemnification, contained in any contract or other document referred to in Section 2.1(b) agreed to be performed pursuant hereto by PIC, which arose out of or by virtue of EPL's performance thereunder prior to the Closing Date.

                                   SECTION 3
                                   ---------

                                 Consideration
                                 -------------

            3.1  Payment at the Closing.  On the Closing Date PIC shall deliver
                 ----------------------
to EPL one certificate representing two million nine hundred ninety-three thousand thirty-five (2,993,035) shares of common stock, $0.001 par value per share, of PIC ("PIC Common Stock"). The certificate evidencing such PIC Common Stock as well as any certificates that PIC issues after the surrender of such certificate by EPL may contain any legend that PIC deems appropriate to comply with resale restrictions applicable to "affiliates" under Rule 145(d) under the Securities Act of 1933, as amended (the "Securities Act") and stop transfer orders may be placed against such certificates and will be subject to the terms of the Transfer Restriction required pursuant to Section 9.6 hereof.

                                   SECTION 4
                                   ---------

                                    Closing
                                    -------
            4.1  Closing.  The Closing of the transaction contemplated by this
                 -------
Agreement shall occur within 5 business days after fulfillment or permitted waiver of the conditions precedent specified in Sections 9 and 10, but not later than June 30, 1998 unless the Closing Date is extended by mutual written agreement of the parties hereof. The Closing shall take place at the offices of Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California, or at such other place as EPL and PIC shall agree.

            4.2  Delivery at Closing by EPL.  At the Closing, EPL shall deliver
                 --------------------------
or cause to be delivered to PIC: (i) an Assignment and Bill of Sale, duly executed by EPL; (ii) an assignment of the patents, patent applications, patent licenses, trademarks and copyrights of EPL, in recordable form, duly executed by EPL; (iii) any and all registrations, evidence or other documents or instruments of EPL evidencing or pertaining to EPL's use, ownership or transfer of the Purchased Assets; (iv) the opinion of EPL's counsel described in Section 9.3 hereof; (v) such other good and sufficient instruments of conveyance and transfer reasonably requested by PIC's counsel as shall be effective to vest in PIC good and marketable title to all of the Purchased Assets; (vi) all termination statements, releases, reconveyances and any other documents or instruments legally sufficient to release fully any security interests, liens, encumbrances or other interests in the Purchased Assets and (vii) such other documents and instruments required to be delivered pursuant to the provisions of
Section 9 hereof.

            4.3  Delivery of Possession of Purchased Assets.  Immediately upon
                 ------------------------------------------
consummation of the Closing, EPL shall put PIC into possession of all of the Purchased Assets.

            4.4  Termination.  Either party shall be entitled to terminate this
                 -----------
Agreement at any time after June 30, 1998 if by that date the conditions precedent to the terminating party's obligations to proceed to the Closing set forth in Sections 9 and 10 have not been satisfied or properly waived. In the event of such termination, other than due to a breach or default of a party, this Agreement shall terminate and neither party shall have any liability to the other under this Agreement, except for PIC's and EPL's obligations of confidentiality. In the event of such termination due to breach or default of either party, the nonbreaching party shall have all rights and remedies available at law or in equity.

                                   SECTION 5
                                   ---------

        Shareholder Approval; Proxy Statement and Registration Statement
        ----------------------------------------------------------------

            5.1  Shareholder Approval.  This Agreement and the transaction
                 --------------------
contemplated hereby have been approved by the board of directors of EPL. The board of directors of EPL shall call a special meeting of EPL's shareholders to be held as soon as practicable after the date hereof.

          The purpose of the special meeting of shareholders shall be to approve the terms and provisions of this Agreement and the transactions contemplated hereby, including a pro rata distribution of the PIC Common Stock to EPL shareholders.

            5.2  Proxy Statement and Registration Statement.  PIC and EPL shall
                 ------------------------------------------
cooperate and promptly prepare and PIC shall file as soon as reasonably practicable after EPL has reviewed and approved, with the Securities and Exchange Commission (the "SEC"), a registration statement on Form S-4 relating to the shares of PIC Common Stock to be issued in the transactions contemplated hereby (the "Registration Statement"), and PIC and EPL shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. PIC also shall take any action required to be taken under state blue sky or securities laws in connection with the issuance of PIC Common Stock pursuant to the transactions contemplated hereunder. PIC and EPL will cooperate and furnish each other with (and shall cause its respective accountants to cooperate in the furnishing and preparation of) all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable for the Registration Statement, the Proxy Statement (as defined in Section 6.32), filings under state blue sky or securities laws, and any other statement or application made by or on behalf of PIC or EPL to any governmental body in connection with the transactions contemplated hereunder. The Proxy Statement shall include the recommendation of the board of directors of EPL contemplated by Section 8.23.

                                   SECTION 6
                                   ---------

                     Representations and Warranties of EPL
                     -------------------------------------

          EPL makes the representations and warranties set forth below as of the date of this Agreement and as of the date of Closing. Except as otherwise provided to the contrary, EPL makes the representations and warranties without qualification as to knowledge.

            6.1  Corporate Organization.  EPL is a corporation duly organized,
                 ----------------------
validly existing and in good standing under the laws of the State of California, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. EPL is qualified to do business and is in good standing in every jurisdiction, domestic and foreign, in which its operations or ownership of properties require such qualification where the failure to be so qualified would have a material adverse effect on its business or the Purchased Assets.

            6.2  Subsidiaries. EPL has no subsidiaries and owns no securitis of,
                 ------------
or any interest in, any other corporation, joint venture or entity.

            6.3  Authority of Company.  EPL has full power and authority to
                 --------------------
make, execute, deliver and perform this Agreement and any other certificate, agreement, document or other instrument to be executed and delivered by it in connection with the transactions contemplated hereby (collectively, the "EPL Ancillary Documents"). This Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action. The board of directors of EPL has (and, as of the Closing Date, the shareholders of EPL will have) approved the execution, delivery and performance of this Agreement and the EPL Ancillary Documents and the transactions contemplated hereby and thereby. This Agreement constitutes a valid and legally binding obligation of EPL enforceable in accordance with its terms.

            6.4  Charter and Bylaws.  True and accurate copies of the EPL's
                 ------------------
Articles of Incorporation, with all amendments, if any, and the current Bylaws of EPL have been provided to PIC.

            6.5  Officers and Directors.  Schedule 6.5 contains a complete and
                 ----------------------   ------------
correct list of all officers and directors of EPL. Other than such officers, EPL has no employees.

            6.6  Financial Statements; Capitalization.  (a) Schedule 6.6
                 ------------------------------------       ------------
contains complete and correct copies of EPL's (i) unaudited balance sheets as at April 30, 1997 and December 31, 1997; (ii) unaudited statement of income and expenses for the fiscal year ended April 30, 1997; and (iii) unaudited statement of income and expenses for the eight months ended December 31, 1997. Items (i) through (iii) shall be collectively referred to as the "Financial Statements." The Financial Statements have been and will be prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods represented. The balance sheets fairly present the financial condition, assets and liabilities of EPL as of their respective dates and the statements of income and expenses fairly present the results of EPL's operation for the periods indicated. (b) As of the date hereof, the authorized capital stock of EPL is 25,000,000 shares of common stock, and there are issued and outstanding 5,986,070 shares of common stock. All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable. There are no outstanding rights, options, warrants, conversion rights, commitments or agreements for the purchase or acquisition from EPL of any shares of its capital stock or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock.

            6.7  No Material Adverse Change.  Since the December 31, 1997
                 --------------------------
Financial Statements of EPL (except as disclosed in Schedule 6.7), there has not
                                                    ------------
been:

                 (a) any material adverse change (or any event which is reasonably likely to result in a material adverse change) in the business condition, assets, liabilities, net worth or obligations of EPL;

                 (b) any material loss, damage or destruction to any properties of EPL, whether or not covered by insurance;

                 (c) any change in the compensation payable by EPL as compared to preceding years other than in the ordinary course of business, nor any increase in the compensation payable or to become payable to any of the officers or agents of EPL other than in the ordinary course of business;

                 (d) any dispute or disturbance, litigation or event materially adversely affecting the business or future prospects of EPL;

                 (e) any distribution of assets or commitment to distribute assets by EPL, either by way of dividends, repurchase of outstanding shares or otherwise;
                 (f) any mortgage, pledge, lien or encumbrance made on any of the properties or assets of EPL;

                 (g) any sale, transfer or other disposition of assets of EPL except in the normal course of business;

                 (h)  any loans, borrowings or guaranties by or to EPL; or

                 (i)  any agreement to do any of the foregoing.

            6.8  No Undisclosed Liabilities.  Except as disclosed in Schedule
                 --------------------------                          --------
6.8, EPL does not have any liabilities or obligations, contingent or otherwise
---
which are not adequately reflected or provided for in the Financial Statements, except liabilities and obligations incurred since the date of the Financial Statements in the ordinary course of business, or those disclosed on other Schedules hereto and not being assumed by PIC.

            6.9  Taxes.  Except as disclosed in Schedule 6.9, all federal,
                 -----                          ------------
state, county and local income, ad valorem, excise, sales, use, property, withholding, employment and other taxes and assessments applicable to EPL, including taxes levied by territories and countries outside of the United States, have been duly and properly computed and reported and all taxes which are due and payable have been fully paid and discharged by EPL; there are no unpaid taxes of EPL which are or could become a lien on the properties and assets of EPL except for taxes not yet due and payable which have been properly accrued on the books of account of EPL; and there are no known, or to the best of EPL's knowledge, proposed deficiency assessments in respect to federal income tax returns or other tax returns filed by EPL.

            6.10  Title to Properties.  EPL has good and marketable title to all
                  -------------------
of its assets, business and properties, including, without limitation, all assets and properties reflected in its most recent unaudited balance sheet forming a part of the Financial Statements, or subsequently acquired (except assets or properties disposed of in the ordinary course of business since the date of such most recent EPL balance sheet), free and clear of any mortgage, lien, pledge, charge, claim or encumbrance, except as specifically disclosed on said balance sheet or in Schedule 6.10.
                         -------------

            6.11  Compliance with Law.  Since the date of its incorporation, EPL
                  -------------------
has conducted its business in accordance with the requirements of all federal, state, county, local or other governmental laws and in accordance with the rules and regulations of each governmental agency applicable to it except where the failure to so conduct its business would have a material adverse effect on the business of EPL or the Purchased Assets. EPL has obtained all permits, franchises, licenses and authorizations required by any governmental authority for the conduct of its business and filed all reports and returns except where the failure to obtain any such permit, franchise, license or authorization would not have a material adverse effect on the business of EPL or the Purchased Assets. EPL has not received any notice of alleged violation of any statute, order, rule or regulation of any governmental authority except as set forth in
Schedule 6.11.  EPL knows of no facts which would impair the operation of the
-------------
business as now being conducted.  All audit
reports, whether done by any governmental authority, an external consultant or internal personnel have been disclosed to PIC and are listed in Schedule 6.11.
                                                                -------------

            6.12  Environmental Matters.  EPL is not in violation of, and has
                  ---------------------
not violated, in connection with the conduct of its business, any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses and permits of all governmental authorities relating to environmental matters, including by way of illustration and not by way of limitation, (i) the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (and any amendments or extensions thereof), and the Toxic Substances Control Act, (ii) California environmental laws, and (iii) all other applicable environmental requirements where such violation would have a material adverse effect on the business of EPL or the Purchased Assets.

            6.13  Litigation.  Except as disclosed in the Schedule 6.13, there
                  ----------                              -------------
are no legal, administrative or other proceedings, investigations, administrative inquiries or complaints, notices of violations or similar processes, or other overtly asserted claims, judgments, injunctions or restrictions, pending, outstanding or overtly threatened against or involving EPL or any of its properties (including patents, licenses and similar proprietary interests) assets or business or against or involving any of the officers, directors or shareholders of EPL which could materially and adversely affect PIC or the Purchased Assets.

            6.14  Employee Benefit Plans.
                  ----------------------
          As of the date hereof, EPL does not have, and has never had, any employment or consulting agreements or any employee welfare benefit plans within the meaning of ERISA. EPL has not communicated to any of its current or former employees or consultants any right to participate in any employee welfare benefit plans.

            6.15  Patents, Trademarks and Similar Rights.  Schedule 6.15
                  --------------------------------------   -------------
accurately lists, identifies and describes the interest of EPL in all patent applications, patent rights, trademark and service mark applications, registered trademarks and service marks, and registered copyrights ("Intellectual Property") which EPL owns or has a right or title to, or interest in. EPL has delivered to PIC a copy of each patent application and trademark and service mark application. EPL has delivered to PIC information showing a chain of title to all patent applications and patent rights. Unless otherwise disclosed in the
Schedule 6.15 or Schedule 6.16 with respect to any of the Intellectual Property:
-------------    -------------

                 (a) no other person or entity owns any right, title or interest therein;

                 (b) no other person or entity has any right to a royalty or payment of any kind from EPL;

                 (c) EPL has not granted any license or made any assignment thereof;

                 (d) there has been no asserted claim or litigation challenging or threatening to challenge any right, title or interest therein claimed by EPL;

                 (e) all license agreements with respect thereto and assignments thereof are in full force and effect and neither EPL nor to the best of EPL's knowledge any other party to any such license agreement or assignment is in default thereof; and

                 (f) EPL is not aware of any infringement by anyone of EPL's right, title or interest therein.

The operations of EPL have not, to the knowledge of EPL, infringed or violated any enforceable rights of others in any Intellectual Property and do not require any further licenses with respect thereto not included in Schedule 6.15. Except
                                                          -------------
as disclosed in Schedule 6.15, EPL has not received any notification that any of
                -------------
its operations or products are covered by patent rights owned or controlled by other parties nor that the operations of EPL or any of its subsidiaries violate such rights. No officer, director, employee, shareholder, agent or consultant of EPL owns or controls, directly or indirectly, in whole or in part, any invention, patent, proprietary right, trade name or similar right or application therefor, which relates to or could affect the business of EPL or pertains to the art in which EPL is engaged except as disclosed in Schedule 6.15.
                                                       -------------

            6.16  Contracts and Other Disclosures.  All contracts listed in
                  -------------------------------
Schedule 6.16 are correct and enforceable according to their terms and EPL has
-------------
no knowledge of facts or events which would cause such contracts to be unenforceable. Schedule 6.16 sets forth a list of:
                -------------

                 (a) all contracts (i) to which EPL is a party, or (ii) which are known to EPL and to which any shareholder, officer or director is a party, which could affect the assets, business or properties of EPL;

                 (b) all leases, financing or loan agreements, mortgages or similar agreements, to which EPL is a party, and which create a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to the Purchased Assets;

                 (c) all regulatory filings, approvals and registrations, foreign and domestic of EPL which are currently in effect; and

                 (d) a list of all of the bank accounts and safe deposit boxes of EPL with the names of the persons who are authorized signers thereof, or who have access thereto.

EPL has delivered to PIC true and correct copies of the contracts listed in
Schedule 6.16.
-------------

            6.17  Accounts or Notes Receivable.  All accounts and notes
                  ----------------------------
receivable of EPL (net of reserves for doubtful accounts) as shown on the books of account as of the date of the most recent balance sheet of EPL forming a part of the Financial Statements and as incurred in the ordinary course of business since that date, are collectible in the ordinary course of business.

            6.18  Default.  Except as set forth in Schedule 6.18, EPL is not in
                  -------                          -------------
nor has received notice of being in breach or default nor has knowledge of' any condition that is likely to cause a breach or default under any lease, license, contract, agreement, commitment, instrument or obligation to which EPL is a party. Except as set forth in Schedule 6.18, EPL does not know of any other
                               -------------
party to any lease, license, contract, agreement, commitment, instrument or obligation to which EPL is a party, which is in default thereunder. EPL is not aware of any condition or event which, after notice or lapse of time or both would constitute a default of EPL or of any other party to any lease, license, commitment, contract, agreement, instrument or obligation.

           6.19 Brokers, Finders and Investment Bankers.  Neither EPL nor any of
                ---------------------------------------
its officers, directors or employees has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finder's fees in connection with the transactions contemplated herein.

            6.20  Absence of Restrictions and Conflicts.  The execution,
                  -------------------------------------
delivery and performance of this Agreement and the EPL Ancillary Documents, the consummation of the transactions contemplated by this Agreement and the EPL Ancillary Documents and the fulfillment of and compliance with the terms and conditions of this Agreement and the EPL Ancillary Documents does not or will not (as the case may be), with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, or permit the acceleration of any obligation under, (a) any term or provision of the Articles of Incorporation or Bylaws of EPL, as amended to date, (b) any Assumed Contract, (c) any judgment, decree or order of any court or governmental authority or agency to which EPL is a party or by which EPL or any of its properties is bound or (d) any statute, law, rule or regulation applicable to EPL or its business. Except for compliance with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities and environmental laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to EPL is required in connection with the execution, delivery or performance of this Agreement or the EPL Ancillary Documents by EPL or the consummation of the transactions contemplated hereby or thereby.

            6.21  Conflict of Interest.  Except as disclosed in Schedule 6.21,
                  --------------------                          -------------
EPL has no knowledge that any officer or director of EPL or any member of the immediate family of any such person:

                 (a) has any direct or indirect interest in (i) any entity which does business with EPL, or (ii) any property, asset or right which is used by EPL in the conduct of its business;

                 (b) has any contractual relationship with EPL other than with respect to the performance of services as an officer or director; or

                 (c) has been involved in any transaction with EPL during the past three (3) years other than with respect to the performance of services as an officer or director or the issuance of securities of EPL.

            6.22  Transfer Restrictions; Affiliates.  Schedule 6.22 identifies
                  ---------------------------------   -------------
all persons who are "affiliates" of EPL for purposes of Rule 145 under the Securities Act; and EPL shall advise PIC in writing if there is any change in the identities of such persons on or prior to the date the Agreement is submitted for approval to the shareholders of EPL. EPL shall use all reasonable efforts to cause each such person to deliver to PIC on or prior to the Closing Date a written agreement, substantially in the form attached hereto as Exhibit
                                                                       -------
B.
-
            6.23  Indemnification.  No officer, director, shareholder, employee
                  ---------------
or agent of EPL, individually or jointly, in any capacity, has any right of indemnification by EPL except as set forth in Schedule 6.23.
                                              -------------

            6.24  Confidentiality.  Since November 1, 1993, EPL has taken
                  ---------------
adequate steps necessary to maintain the continuing protection of EPL's proprietary, confidential and trade secret information. Such protections include but are not limited to having every EPL employee who has access to proprietary or confidential information sign an Employee Invention and Confidential Information Agreement containing provisions substantially the same as those contained in the form as set forth in Exhibit A.
                                               ---------

            6.25  Illegal or Improper Payments.  Since November 1, 1993, neither
                  ----------------------------
EPL nor any of EPL's directors, officers or employees have, in connection with the operation of the business: made any illegal political contributions from assets; been involved in the disbursement or receipt of corporate funds outside the normal internal control systems of accountability; made or received payments, whether direct or indirect, to or from foreign or domestic governments, officials, employees or agents for purposes other than the satisfaction of lawful obligations, or been involved in any transaction that has or had as its intended effect the transfer of funds or assets in the manner described; or been involved in the improper or inaccurate recording of payments and receipts on the books of EPL or any other matters of a similar nature involving disbursements of funds or assets.

            6.26  Sale of Shares.  EPL has no preexisting plan or present
                  --------------
intention to sell the PIC Common Stock received pursuant to this Agreement; provided, however, EPL intends to promptly liquidate and distribute the PIC Common Stock to its shareholders, subject to the terms of the Transfer Restrictions required pursuant to Section 9.6 hereof.

            6.27  Proxy Statement and Registration Statement.  The information
                  ------------------------------------------
with respect to EPL and each of its respective officers, directors and affiliates in the definitive proxy statement to be furnished to the shareholders of EPL (the "Proxy Statement") that will form part of the Registration Statement or in the Registration Statement itself will not, in the case of the Proxy Statement, on the date the Proxy Statement is first mailed to shareholders of EPL or on the date of the shareholders' meeting (as set forth in the Proxy Statements contemplated by Section 9.4 hereof), or, in the case of the Registration Statement, at the time it becomes effective and at such effective time, as such Proxy Statement or Registration Statement is then amended or supplemented, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            6.28  Omissions.   No representation, statement or information made
                  ---------
or furnished by or on behalf of EPL to PIC, including but not limited to those contained in this Agreement and the other statements, schedules, listings or other information previously furnished by EPL taken as a whole, contain or shall contain any statement of material fact that was untrue when made or omits or shall omit any material fact necessary to make the information contained in such representation, statement or information not misleading.

            6.29  Necessary Assets.  EPL owns and controls all those assets and
                  ----------------
property, intangible and intangible, necessary to conduct its business as it is now conducted.

                                   SECTION 7
                                   ---------

                Representations, Warranties and Covenants of PIC
                ------------------------------------------------

          PIC hereby represents and warrants to EPL as of the date of this Agreement and as of the Closing Date as follows:

            7.1  Organization of PIC.  PIC is a corporation duly organized,
                 -------------------
validly existing and in good standing under the laws of the state of Nevada.
PIC is qualified to do business and is in good standing in every jurisdiction, domestic and foreign, in which its operations or ownership of properties require such qualification where the failure to be so qualified would have a material adverse effect on its business.

            7.2  Authority of PIC.  PIC has full power and authority to carry
                 ----------------
out the transactions contemplated by this Agreement and any other certificate, agreement, document or other instrument to be executed and delivered by it in connection with the transactions contemplated hereby (collectively, the "PIC Ancillary Documents") and has taken all necessary and proper corporate action authorizing it to execute and deliver this Agreement and the PIC Ancillary Documents, to consummate the same, and to perform all of the respective terms and conditions hereunder on its part to be performed. The board of directors of PIC has approved the execution, delivery and performance of this Agreement and the PIC Ancillary Documents and the consummation of the transactions contemplated hereby and thereby (other than with respect to the issuance of the PIC Common Shares, which will be approved prior to the Closing Date) and the consent of the stockholders of PIC is not required. This Agreement and the PIC Ancillary Documents constitute valid obligations of PIC and are legally binding upon it in accordance with each of their respective terms.

            7.3  Brokers.  PIC has not engaged, consented to or authorized any
                 -------
broker, investment banker or third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated herein.

            7.4  No Conflicts.  The execution, delivery and performance of this
                 ------------
Agreement and the PIC Ancillary Documents will not conflict with or result in the breach of the Articles of Incorporation or Bylaws of PIC, any court decree or administrative decision, or any material contract or other agreement to which PIC is a party or by which PIC is bound.

            7.5  PIC Common Stock.  The PIC Common Stock to be delivered to EPL
                 ----------------
will be, at the time of delivery, duly authorized, validly issued, fully paid and nonassessable.

            7.6  PIC SEC Reports.  PIC has made available to EPL copies of all
                 ---------------
of the reports of PIC filed with the Securities and Exchange Commission. Said reports are accurate and complete in all material respects and do not; omit any material information required to be set forth therein. PIC has timely filed with the Securities and Exchange Commission all Exchange Act reports required to be filed by it during the last twelve months. Since the respective dates as of which information is given in the latest report filed by PIC with the Securities and Exchange Commission, except as otherwise stated therein or contemplated thereby, (i) there has not been any material adverse change in the condition, financial or otherwise, of PIC and its subsidiaries considered as a whole, or in the earnings or the ability to continue to conduct business in the usual and ordinary course of PIC and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business; and (ii) there has not been any material transaction entered into by PIC or any of its subsidiaries other than transactions in the ordinary course of business or transactions which are not material in relation to PIC and its subsidiaries considered as a whole.

            7.7  Proxy Statement and Registration Statement.  The information
                 ------------------------------------------
with respect to PIC and its subsidiaries and each of their respective officers, directors and affiliates in the Proxy Statement or in the Registration Statement will not, in the case of the Proxy Statement, on the date the Proxy Statement is first mailed to the shareholders of EPL or on the date of the shareholders' meeting contemplated by Section 9.4 hereof, or, in the case of the Registration Statement, at the time it becomes effective and at the effective time, as such Proxy Statement or Registration Statement is then amended or supplemented, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   SECTION 8
                                   ---------

                                Covenants of EPL
                                ----------------

          From the date hereof to and including the Closing Date, EPL shall:

            8.1  Ordinary Course.  Diligently carry out EPL's business and use
                 ---------------
its best efforts to retain present officers and directors including putting in place appropriate reasonable incentive programs approved in advance by PIC to keep such officers and directors, all in the ordinary course and in substantially the same manner as heretofore conducted. During the period from the date of this Agreement to the Closing Date, the parties shall confer on a regular and frequent basis with one or more designated representatives of the other to report operational matters of materiality and to report the general status of ongoing operations.

            8.2  Incurrence of Liabilities.  Refrain from incurring or agreeing
                 -------------------------
to incur, without the prior written consent of PIC in each instance which shall not be unreasonably withheld, any liability, indebtedness or obligation (absolute or contingent) in excess of $25,000 in any one instance or in excess of $50,000 in the aggregate, except for reasonable legal and consulting fees incurred by EPL in connection with the transactions contemplated by this Agreement as approved by PIC.

            8.3  Payment of Obligations and Defense of Claims.  Pay all
                 --------------------------------------------
obligations of EPL consistent with EPL's customary practices (except such obligations as EPL contests in good faith) and diligently pursue and defend all actions, suits, claims and proceedings in which EPL or property of EPL is now, or may become involved.

            8.4  Prosecution of Permits and Third Party Consents.  Prosecute and
                 -----------------------------------------------
obtain all permits, licenses, consents and other authorizations, or assignments thereof, from foreign, federal, state and local authorities as may be necessary to conduct the business of EPL from and after the consummation of the transaction contemplated by this Agreement as the business of EPL is now conducted, and all consents, assignments, approvals, and other authorizations from all other persons as may be necessary for PIC to obtain all of the rights and privileges of EPL whether under leases, licenses, contracts, financing agreements, loans or otherwise from and after the consummation of the transaction contemplated by this Agreement. Deliver all such licenses, permits, consents, authorizations, assignments and approvals to PIC.

            8.5  Representations and Warranties.  Not perform any act which, if
                 ------------------------------
performed, or omit to perform any act which, if omitted to be performed, would prevent or excuse the consummation of the transactions contemplated by this Agreement or which would cause any of the representations and warranties contained herein, in the Schedules, in any Exhibit hereto or in any document delivered or to be delivered in connection with the transactions contemplated by this Agreement to be materially inaccurate, untrue or incomplete.

            8.6  Prompt Notification.  Promptly notify PIC of any and all
                 -------------------
information which may indicate that any covenant contained herein, in the schedules, in any exhibit hereto or in any document delivered or to be delivered in connection with the transactions contemplated by this Agreement, has been breached and of such information which may indicate that any representation and warranty contained herein, in the schedules, in any exhibit hereto or in any document delivered or to be delivered in connection with the transactions contemplated by this Agreement is inaccurate, untrue or incomplete.

            8.7  Access.  Make immediately available to and allow PIC and its
                 ------
authorized agents and accountants access to all of the assets, properties, books, contracts, technical information, documents and records of EPL for examination, and cause all agents, accountants, attorneys, consultants, employees and directors of EPL to cooperate fully with said examination and fully disclose to and discuss with PIC any and all information pertaining to EPL's financial condition and business operations; provided, however, that PIC shall conduct any such investigation or review in a manner to minimize the disruption of business to EPL. To that end, EPL shall waive any accountant's privilege or other doctrine of accountant's confidentiality. EPL will further supply to PIC copies of all EPL tax returns including the tax returns for the tax period ending subsequent to the Closing Date.

            8.8  Confidentiality.  Access under the foregoing paragraph shall be
                 ---------------
subject to the terms of the confidentiality agreement signed by the parties and attached hereto as Exhibit C.
                   ---------

            8.9  No Encumbrance or Disposition.  Not pledge, lease, mortgage,
                 -----------------------------
encumber or dispose of any of EPL's business, properties or assets, including the Intellectual Property, other than sales in the ordinary course of business, without the prior written consent of PIC which shall not be unreasonably withheld.

            8.10  Contracts.  Not enter into any contract other than contracts
                  ---------
in the ordinary course of business, without the prior written approval of PIC which shall not be unreasonably withheld.

            8.11  Distribution of Assets.  Not make any distribution of assets
                  ----------------------
to the holders of its capital stock by way of dividends or otherwise.

            8.12  Redemption or Issuance of Shares.  Not acquire by redemption
                  --------------------------------
or otherwise any of its securities, nor issue, sell, dispose of or incur any obligation to sell any of its securities.

            8.13  Litigation.  Promptly notify PIC of any lawsuits, proceedings,
                  ----------
investigations or claims that may be threatened, brought, asserted or commenced against EPL or any of its officers, directors, employees, agents, consultants or shareholders involving in any way EPL's business, properties, assets or goodwill.

            8.14  Reports.  Provide PIC promptly with interim monthly Financial
                  -------
Statements and any other management reports as and when they are available.

            8.15  Brokers.  Assist and cooperate with PIC in resisting, and
                  -------
resist any claim of any broker, investment banker or third party to any brokerage, finder's fee or commission in connection with the transactions contemplated herein.

            8.16  Maintenance of Properties.  Maintain its business, properties
                  -------------------------
and assets in as good a state of operating condition and repair as they are on the date of this Agreement.

            8.17  Articles of Incorporation; Bylaws.  Not change or amend its
                  ---------------------------------
Articles of Incorporation or Bylaws.

            8.18  Loans.  Not make any loan or advance to any person or entity
                  -----
without the prior written consent of PIC which shall not be unreasonably withheld.

            8.19  Change of Name.  Change its corporate name as soon as
                  --------------
practicable after the Closing.

            8.20  Registration Statement.  Assist PIC in the preparation and
                  ----------------------
completion of the Registration Statement required in connection with the issuance of PIC Common Stock pursuant to the transactions contemplated hereunder.

            8.21  EPL Shareholders' Meeting.  Call a special meeting of its
                  -------------------------
shareholders to be held as soon as practicable after the date hereof for the purpose of voting to approve this Agreement and the transactions contemplated hereby, including adopting of a plan of liquidation of EPL. EPL will use its good faith reasonable efforts to hold such shareholders' meeting as promptly as practicable. The board of directors of EPL shall recommend to EPL's shareholders approval of this Agreement and the transactions contemplated hereby at the shareholders' meeting and EPL shall take all lawful action to solicit such approval, including, without limitation, timely preparation and mailing of the Proxy Statement.

            8.22  Tax Returns.  Promptly file all EPL tax returns to be filed
                  -----------
after the Closing Date.

            8.23  Affiliates.  Provide PIC with a list of those people who may
                  ----------
receive shares of PIC Common Stock who may be deemed "affiliates" of PIC or EPL, as that term is used in Rule 145(d) under the Securities Act.

            8.24  Supplements to Schedules.  Promptly supplement or amend the
                  ------------------------
schedules which EPL has delivered pursuant to this Agreement with respect to facts or circumstances first existing or occurring after the date hereof which, if existing or occurring on or prior to the date of this Agreement, would have been required to be set forth or described in such schedules or which is necessary to correct any information in such schedules which has been rendered inaccurate thereby.

                                   SECTION 9
                                   ---------

                 Conditions Precedent to the Obligations of PIC
                 ----------------------------------------------

          The obligations of PIC under this Agreement are subject to the satisfaction of each of the following conditions (which, at the option of PIC, may be waived):

            9.1  Purchased Assets.  The Purchased Assets shall be free and clear
                 ----------------
of all liens and encumbrances, except liens and encumbrances specifically disclosed on EPL's Financial Statements contained in Schedule 6.6 and
                                                     ------------
specifically assumed by PIC.

            9.2  Representations, Warranties and Covenants.  The representations
                 -----------------------------------------
and warranties of EPL in this Agreement and the EPL Ancillary Documents shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such date and EPL shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it.

            9.3  Opinion of Counsel.  EPL shall have delivered to PIC the
                 ------------------
opinion of its legal counsel addressed to PIC on and as of the Closing Date to the effect that:

                 (a) EPL is a corporation duly organized validly existing and in good standing under the laws of the State of California and is duly qualified and in good standing as a corporation in every jurisdiction in which its operation or ownership of property requires such qualification and where the failure to be so qualified would have a material adverse effect on EPL's business or the Purchased Assets.

                 (b) EPL has full corporate power to make, execute, deliver and perform this Agreement and each of the EPL Ancillary Documents; this Agreement and each of the EPL Ancillary Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized approved or consented to by the board of directors and shareholders of EPL in accordance with all applicable laws rules and regulations; this Agreement and each of the EPL Ancillary Documents constitutes a valid and legally binding obligation of EPL enforceable in accordance with its terms subject to bankruptcy, insolvency and laws applicable to creditors generally and subject to the availability of equitable remedies; the consummation of the transactions contemplated hereby and thereby and the performance of all of the terms and conditions hereof and thereof by EPL will not violate any provision of the Articles of Incorporation or Bylaws of EPL, as currently in effect; no contract, mortgage, indenture or agreement to which EPL is a party, or by which it or he is bound, of which such counsel has knowledge, will be violated by the consummation of this Agreement or any EPL Ancillary Agreement, the violation of which would have a material adverse impact on the ability of EPL to execute, deliver and perform its obligations under this Agreement or any such EPL Ancillary Agreement, and to the best of counsel's knowledge such consummation would not violate any restriction or limitation of any kind or character to which EPL is subject.

                 (c) To the best of such counsel's knowledge no authorization, consent or approval of any regulatory authority of the federal or any state government is necessary in connection with the consummation of the transactions contemplated by this Agreement except for approval by the SEC of the Registration Statement, which Registration Statement shall be effective prior to the Closing, and compliance with applicable state securities laws and regulations.

                 (d) Such counsel has no knowledge of any threatened, pending or outstanding legal, administrative or other proceedings, investigations or , inquiries, product liability or other claims, judgments, or injunctions against or involving EPL or its assets, properties or business except as disclosed in
Schedule 6.13. Such counsel shall also have opined as to other matters,
-------------
including tax matters, as shall be reasonably requested by PIC. In giving the foregoing opinions, such counsel may rely upon opinion of other counsel, certificates of officers and directors of EPL (as to factual matters but not legal conclusions), certified copies of original corporate documents and certificates of governmental agencies.

            9.4  Shareholder Approval.  The transaction contemplated herein
                 --------------------
have been duly authorized by the shareholders of EPL, as set forth in Section 8.21.

            9.5  Officer's Certificate.  PIC shall be provided with an officers'
                 ---------------------
certificate executed by the President of EPL to the effect that, as of the Closing Date:

                 (a) all representations and warranties made by EPL under this Agreement, the schedules, exhibits hereto, or documents given or delivered to PIC pursuant to this Agreement are accurate, true and complete;

                 (b) all of the covenants, obligations and conditions to be performed on the part of EPL under this Agreement have been so performed; and

                 (c) EPL has no knowledge of any fact which has not been disclosed to PIC in writing which would or could have any material adverse effect on the value of the assets, properties, business or goodwill of EPL.

            9.6  Shareholder Transfer Restriction.  The parties hereby expressly
                 --------------------------------
agree that, notwithstanding the effectiveness of the Registration Statement, the PIC Common Stock to be issued at the Closing pursuant to Section 3 hereof shall be subject to the transfer restriction set forth on Exhibit D hereto (the
                                                    ---------
"Transfer Restriction"). By voting in favor of the transaction contemplated hereby, the EPL shareholders shall have agreed that the PIC Common Stock to be received at the Closing shall be subject to the Transfer Restriction. All PIC Common Stock shall be issued with a restrictive legend referencing the Transfer Restriction and the Proxy Statement shall disclose the terms of the Transfer Restriction to the EPL shareholders in connection with the shareholder vote related to this transaction.

            9.7  Secretary's Certificate.  EPL shall have furnished PIC with a
                 -----------------------
certificate executed by the Secretary of EPL: (a) certifying that the Articles of Incorporation and Bylaws of EPL have not been amended since the date of this Agreement; and (b) certifying appropriate resolutions of the board of directors of EPL and actions of the shareholders of EPL authorizing the execution of this Agreement and the EPL Ancillary Documents and the consummation of the transactions contemplated hereby and thereby.

            9.8  Suit Challenging Transaction.  No suit, investigation, action
                 ----------------------------
or proceeding challenging the transactions contemplated by this Agreement shall have been threatened or commenced; provided however that in the case of such suit investigation action or proceeding brought by a person other than a governmental body the condition set forth in this Section 9.8 shall be deemed to have been satisfied if PIC shall have been provided with an opinion of counsel that it is probable that the relief sought in the proceeding will not be granted.

            9.9  Closing.  The Closing of the transaction contemplated by this
                 -------
Agreement shall have taken place on or before June 30, 1998.

            9.10  Tax Clearance Certificates.  EPL shall have delivered to PIC
                  --------------------------
tax clearance certificates with respect to EPL issued by the appropriate tax authorities of the State of California, with dates reasonably close to the Closing Date.

            9.11  No Material Adverse Condition.  Except as disclosed to PIC in
                  -----------------------------
with respect to the financial condition, assets, properties, goodwill, earnings or business of EPL; there shall have been no material adverse federal, state or local legislative or regulatory change affecting the business of EPL; and the properties and assets of EPL shall not have been materially damaged by fire, flood, casualty, act of God or the public enemy or other cause regardless of insurance coverage for such damage so as to materially impair the ability of EPL to carry on its business as presently conducted.

            9.12  Proper Action.  All requisite corporate and all other action
                  -------------
in order to consummate the transactions contemplated by this Agreement shall have been taken by EPL and its shareholders.

            9.13  Assignment of Contracts.  EPL shall have received consents and
                  -----------------------
waivers of rights to terminate or modify rights or obligations of EPL from any person from whom such consent or waiver is required under any material instrument or agreement being assumed by PIC, or who, as a result of this Agreement, would have such rights to terminate or modify such instruments or agreements either by the terms of any material contract, lease or agreement, or as a matter of law.

            9.14  Securities Laws.  The consummation of the transactions
                  ---------------
contemplated by this Agreement shall not violate any applicable federal or state securities laws with respect to the offering and issuance of the PIC Common Stock.

            9.15  Effectiveness of Registration Statement.  At or prior to the
                  ---------------------------------------
Closing, the Registration Statement shall be effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose, or under the proxy rules of the Exchange Act and with respect to the transactions contemplated hereby, shall be pending before or threatened by the SEC. All applicable state securities laws shall have been complied with in connection with the issuance of PIC Common Stock to be issued pursuant to the transactions contemplated hereby, and no stop order suspending the effectiveness of any qualification or registration of such PIC Common Stock under such state securities laws shall have been issued and pending or threatened by the authorities of any such state.

            9.16  Amendment to Exclusive License Agreement.  EPL and PIC's
                  ----------------------------------------
wholly-owned subsidiary, Prolong Super Lubricants, Inc., a Nevada corporation ("PSL"), shall have entered into an Amendment to Exclusive License Agreement (the "Amendment"), amending the terms of the Exclusive License Agreement dated November 10, 1993, by and between EPL and PSL. The Amendment shall be in the form set forth on Exhibit E attached hereto.
                  ----------

            9.17  Pending Litigation.  EPL shall not have received notice of an
                  ------------------
adverse judgment from any court regarding the outcome of the litigation set forth on Schedule 6.13 attached hereto.
         -------------

            9.18  Dissenting Shareholders.  The aggregate number of shares of
                  -----------------------
Common Stock owned by EPL shareholders that have demanded that EPL purchase their shares under Chapter 13 of the California Corporations Code shall not constitute more than 5% of all shares of EPL Common Stock outstanding immediately prior to the Closing Date.

            9.19  Payment of Edward E. Jay Promissory Note.  EPL shall have paid
                  ----------------------------------------
to Edward E. Jay all principal and interest payable under that certain Promissory Note & Security Agreement (the "Note") dated November 1, 1991. Further, EPL shall deliver to PIC a termination statement duly executed by Edward E. Jay that fully releases his security interest in any properties of EPL.

            9.20  Agreement Regarding EPL Common Stock Held by Michael R. Davis.
                  -------------------------------------------------------------
EPL and Michael R. Davis, President of EPL, shall have entered into a Cancellation Agreement (the "Cancellation Agreement") that provides for the cancellation of seven hundred thousand (700,000) shares of EPL Common Stock held by Michael R. Davis in consideration for PIC entering into this Agreement. The Cancellation Agreement shall be in the form set forth on Exhibit F attached
                                                         ---------
hereto.

                                   SECTION 10
                                   ----------

                 Conditions Precedent to the Obligations of EPL
                 ----------------------------------------------

          The obligations of EPL under this Agreement are subject to the satisfaction of each of the following conditions (which, at the option of EPL, may be waived):

            10.1  Representations, Warranties and Covenants.  The
                  -----------------------------------------
representations and warranties of PIC in this Agreement and the PIC Ancillary Documents shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date and that PIC shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it.

            10.2  Opinion of Counsel.
                  ------------------

                  (a) PIC shall have delivered to EPL the opinion of its legal counsel, addressed to EPL, on and as of the Closing Date to the effect that:

                          (i)  PIC is a corporation duly organize
validly existing and in good standing under the laws of the state of Nevada.

                         (ii) PIC has full power and authority to make, execute,
deliver and perform this Agreement; PIC has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; this Agreement constitutes the valid and legally binding obligation of PIC enforceable in accordance with its terms; the consummation of the transactions contemplated hereby and the performance of all the terms and conditions hereof by PIC will not violate any provision of the PIC's Articles of Incorporation or Bylaws (as currently in effect) any court decree or administrative decision or any material contract or other agreements to which PIC is a party, or any corporate resolution of PIC.

                       (iii) The shares of PIC Common Stock to be delivered pursuant to this Agreement are, or will be, when issued, duly authorized, alidly issued, fully paid and nonassessable.

          In giving the foregoing opinions, such counsel may rely upon opinions of other counsel, certificates of officers and directors of PIC (as to factual matters but not legal conclusions), certified copies of original corporate documents and certificates of government agencies.

            10.3  Officer's Certificate.  EPL shall be provided with an
                  ---------------------
officer's certificate executed by the President of PIC to the effect that, as of the Closing Date to the best knowledge of such officer:

                  (a) all of the representations and warranties made by PIC under this Agreement, the schedules, exhibits hereto, or documents given or delivered to EPL pursuant to this Agreement are accurate, true and complete in all respects; and

                  (b) all of the covenants, obligations and conditions to be performed on the part of PIC under this Agreement have been so performed in all respects.

            10.4  Closing.  The Closing of the transaction contemplated by this
                  -------
Agreement shall have taken place on or before June 30, 1998.

            10.5  Suit Challenging Transaction.  No suit or proceeding
                  ----------------------------
challenging the transaction contemplated by this Agreement shall have been threatened or commenced; provided, however, that in the case of such suit, investigation, action or proceeding brought by a person other than a governmental body, the condition set forth in this Section 10.5 shall be deemed to have been satisfied if EPL shall have been provided with an opinion of counsel that it is probable that the relief sought in the proceeding will not be granted.

            10.6  Effectiveness of Registration Statement.  At or prior to the
                  ---------------------------------------
Closing, the Registration Statement shall be effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose, or under the proxy rules of the Exchange Act and with respect to the transactions contemplated hereby, shall be pending before or threatened by the SEC. All applicable state securities laws shall have been complied with in connection with the issuance of PIC Common Stock to be issued pursuant to the transactions contemplated hereby, and no stop order suspending the effectiveness of any qualification or registration of such PIC Common Stock under such state securities laws shall have been issued and pending or threatened by the authorities of any such state.

                                   SECTION 11
                                   ----------

                            Post Closing Agreements
                            -----------------------

            11.1  Collections.  From and after the Closing, PIC shall have full
                  -----------
power and authority to collect for the account of PIC all accounts receivable and such other items as shall be assigned, transferred and delivered to PIC in accordance with the terms hereof, and to endorse without recourse, in the name of EPL, any checks or other instruments of payment received on account of payment of any such accounts receivable or other such items; provided. however, that if EPL shall receive any payment on account of any such account receivable or other item, EPL shall transfer and deliver (endorsed where necessary) to PIC, immediately upon receipt, any checks or other instruments of payment, cash or property which EPL may receive in payment, as aforesaid, of any such accounts receivable or such other items.

            11.2  Non-Disclosure.  EPL shall not communicate or divulge to, or
                  --------------
use for the benefit of, any person, firm or corporation other than PIC, its agents and representatives, any of the trade secrets, customer lists, methods, formulas, businesses or marketing plans, processes or any other proprietary information used by EPL in the conduct of its business.

            11.3  Discharge of Liabilities.  EPL shall discharge, promptly when
                  ------------------------
due with the proceeds from this transaction, all liabilities of EPL not expressly assumed by PIC at the Closing Date. PIC shall discharge, promptly when due, all liabilities expressly assumed by PIC pursuant to this Agreement.

                                   SECTION 12
                                   ----------

                                   Indemnity
                                   ---------

            12.1  Indemnification of PIC.  Subject to the limitations contained
                  ----------------------
in this section, EPL shall defend, indemnify and hold PIC, its officers, directors, employees and Affiliated Persons from and against any and all losses, claims, judgments, liabilities, demands, charges, suits, penalties, costs or expenses, including court costs and attorneys' fees ("Claims and Liabilities") with respect to or arising from (a) the breach of any warranty or any inaccuracy of any representation made by EPL; or (b) the breach of any covenant or agreement made by EPL in this Agreement or the EPL Ancillary Documents.

            12.2  Limitations.  Anything to the contrary notwithstanding, (i)
                  -----------
the obligation of EPL shall be limited solely to the agreements, representations or warranties made by EPL; (ii) PIC shall not be indemnified and held harmless in respect of any Claims and Liabilities which are covered by insurance owned by EPL and assigned to PIC to the extent that any net loss is reduced by such insurance; (iii) PIC shall not be indemnified and held harmless in respect of any liability or claim that does not exceed an individual indemnification deductible of twenty-five thousand dollars ($25,000) in amount unless and until the total of all Claims and Liabilities covered by indemnification under this section exceeds the aggregate indemnification deductible of one hundred fifty thousand dollars ($150,000), at which point all Claims and Liabilities (including amounts less than twenty-five thousand dollars ($25,000)) are covered; and (iv) the liability of EPL shall be limited to an aggregate amount equal to the value of the common stock of PIC received by EPL.

            12.3  Indemnification of EPL.  PIC shall defend, indemnify and hold
                  ----------------------
harmless EPL, its officers, directors, employees and shareholders against and in respect to all claims and liabilities with respect to or arising from (a) the breach of any warranty or any inaccuracy of any representation made by PIC; or
(b) the breach of any covenant or agreement made by PIC in this Agreement or the PIC Ancillary Documents.

            12.4  Claims Procedure.  As a condition to the ability of any party
                  ----------------
to seek indemnity under Section 12 or otherwise to assert a claim for damages, the indemnified party shall promptly, upon obtaining knowledge thereof, notify the indemnifying party or parties of any claim or demand which has given or could give rise to a right to indemnity under this Agreement, and the indemnifying party or parties shall. have reasonable time to contest any such claim or demand. If such claim or demand relates to a claim or demand asserted by a third party against the indemnified party, the indemnifying party or parties shall have the right to employ counsel reasonably acceptable to the indemnified party to defend any such claim or demand asserted against the indemnified party and the indemnified party shall have the right to participate in the defense of any such claim or demand at its sole cost and expense. So long as the indemnifying party or parties are defending in good faith any such claim or demand, the indemnified party will not admit liability for, settle or compromise such claim or demand. Whether or not the indemnifying party or parties so elect to defend any such claim or demand, the indemnified party shall have no obligation to do so apart from its obligation to cooperate in the defense thereof.

                                   SECTION 13
                                   ----------

                               General Conditions
                               ------------------

            13.1  Survival of Representations and Warranties.  All
                  ------------------------------------------
representations and warranties made by the parties shall fully survive the closing and delivery of all documents to PIC for a period of two years following the Closing and after two years shall be fully extinguished, except insofar as the damaged party shall have asserted in writing a specific claim setting forth the specific facts and circumstances relating thereto with respect to such representations, warranties, covenants and agreements prior to the expiration of such rights, in which event the party liable shall remain liable with respect to such claim.

            13.2  Reliance on Representations and Warranties.  Notwithstanding
                  ------------------------------------------
any right of PIC to fully investigate the affairs of EPL hereunder and notwithstanding any knowledge of facts determined or determinable by PIC pursuant to such investigation or right of investigation, PIC has the right to fully rely upon the representations, warranties and covenants of EPL contained in this Agreement and on the accuracy of the schedules and any documents, certificate or exhibit given or delivered to PIC pursuant to this Agreement. Further, knowledge by PIC of any facts so determined or determinable shall not constitute a defense by EPL for any claim for loss or damage made by PIC against it for any misrepresentation, breach of warranty or breach of covenant made by EPL.

            13.3  Assignment, Successors and Assigns.
                  ----------------------------------

                  (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

                  (b) This Agreement may not be assigned by EPL whether by operation of law or otherwise, without the prior written consent of PIC and any such attempted assignment shall be void and unenforceable. PIC may assign this Agreement to an Affiliated Person of PIC without the prior written consent of EPL. Nothing herein shall be construed to limit the ability of EPL to liquidate and distribute the PIC Common Stock to the shareholders of EPL.

                  (c) If any contract, claim, license or other agreement intended to be transferred and assigned hereunder cannot be assigned without the consent of another party thereto, EPL and PIC agree to use their best efforts to obtain such consent. This Agreement shall not constitute an agreement to assign any claim, contract, license, sales or purchase order if an attempted assignment thereof without the consent of a third party thereto would constitute a breach thereof or in any way affect the rights of EPL thereunder. If such consent is not obtained, or if an attempted assignment would be ineffective or would affect EPL's rights thereunder so that PIC would not receive all such rights, EPL will cooperate with PIC in any reasonable arrangement designed to provide for PIC the benefits under such claim, contract, license, lease or purchase order, including enforcement for the benefit of PIC of any and all rights to EPL against the other parties thereto arising out of the breach or cancellation thereof by such other parties or otherwise.

          13.4   Notices.  All notices which are required or may be given
                 -------
to the terms of this Agreement shall be in writing and shall be sufficient upon receipt if given in writing and delivered personally or by registered or certified mail, postage prepaid, as follows:

If to EPL:                               With a copy to:
----------                               ---------------
EPL Pro-Long, Inc.                       Gary C. Wykidal, Esq.
c/o Michael R. Davis, President          Gary C.Wykidal & Associates
22681 Sweet Meadow                       245 Fischer Avenue, Suite A-1
Mission Viejo, California  92692         Costa Mesa, California  92626

If to PIC:                               With a copy to:
----------                               ---------------

Prolong International Corporation        Michael E. Flynn, Esq.
c/o Elton Alderman, President            Stradling Yocca Carlson & Rauth
6 Thomas                                 660 Newport Center Drive, Suite 1600
Irvine, California 92618                 Newport Beach, California  92660-6441

Any of the addresses set forth above may be changed from time to time by written notice in the manner prescribed herein from the party requesting the change. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

            13.5  Governing Law; Forum.  This Agreement shall be construed,
                  --------------------
governed and enforced in accordance with the laws of the State of California, excluding any choice of law rules which may direct the application of the laws of any other jurisdiction. The parties agree that the judicial forum for any actions or proceedings brought relating to this Agreement shall be the State of California.

            13.6  Expenses.  Each party shall bear its own expenses incident to
                  --------
this Agreement and the transactions contemplated hereby unless otherwise specifically provided herein, including, without limitation, all fees of its counsel, accountants and consultants, whether or not such transactions are consummated.

            13.7  Integration/Entire Agreement.  This Agreement and the
                  ----------------------------
schedules and exhibits which are a part hereof set forth the entire understanding between the parties and supersede all previous and contemporaneous written or oral negotiations, commitments, understandings and agreements relating to the subject matter contained herein and merge all prior and contemporaneous discussions between the parties. No party shall be bound by any definition, condition, representation, warranty, covenant or provision other than as is expressly stated in or contemplated by this Agreement.

            13.8  Modification and Amendment.  No supplement, modification or
                  --------------------------
amendment of this Agreement shall be binding unless executed in writing by both parties.

            13.9  Waiver.  All waivers hereunder must be made in writing, and
                  ------
failure of any party at any time to require another party's performance of any obligation under this Agreement shall not affect, limit or waive a party's right at any time to require strict performance of that obligation thereafter. Any waiver of any breach of any provision of this Agreement shall not be construed in any way as a waiver of any continuing or succeeding breach of such provision or waiver or modification of the provision.

            13.10  Counterparts/Headings.  For the convenience of the parties,
                   ---------------------
this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all. of which together shall constitute one and the same document. All headings, captions, the cover page and the index in this Agreement are inserted for convenience of reference only and shall not affect its meaning or interpretation.

            13.11  Severability.  In the event any court, administrative agency
                   ------------
or other governmental entity with appropriate jurisdiction and authority determines that any term or part of this Agreement is invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect.

            13.12  Schedules.  The schedules and exhibits referred to herein are
                   ---------
incorporated herein by reference as if fully set forth in the text hereof.

            13.13  Public Announcement.  No public announcement of this
                   -------------------
transaction or the terms of this Agreement shall be made by any party without the prior written approval of all parties.

            13.14  Gender and Number.  The masculine, feminine or neuter
                   -----------------
pronouns used herein shall be interpreted without regard to gender, and use of the singular or plural shall be deemed to include the other whenever the context so requires.

            13.15  Additional Documents and Further Assistance.  Any party
                   -------------------------------------------
hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be, in the opinion of counsel for such party, necessary or desirable for affecting completely the consummation of this Agreement and the transactions contemplated herein.

            13.16  Tax Treatment.  The parties intend this transaction to
                   -------------
qualify as a tax-free reorganization within the meaning of Sections 368(a)(1)(C) and (a)(2)(G) of the Code. However, neither PIC nor any of its agents or employees has made any representations as to the tax treatment of this transaction and shall not be held responsible for any decision by any taxing authority to treat this transaction as taxable. EPL hereby fully releases PIC, its officers, directors, employees and Affiliated Persons, from any claims, liability, cost or expense resulting from any adverse characterization for tax purposes.

            13.17  Definition.  "Affiliated Person" for purposes of this
                   ----------
Agreement shall be defined as meaning an individual or entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under control of PIC.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first hereinabove written.

                                 EPL PRO-LONG, INC.
                                 By: /s/ Michael R. Davis
                                    -----------------------------------------

                                 Title: President
                                       --------------------------------------

                                 PROLONG INTERNATIONAL CORPORATION
                                 By: /s/ Elton Alderman
                                    -----------------------------------------

                                 Title: President
                                       --------------------------------------

                     SCHEDULES
                     ---------
Schedule 1.1(a)                          Intellectual Property
---------------
Schedule 1.1(e)                          Assumed Contracts
---------------
Schedule 2.1                             Assumed Liabilities
------------
Schedule 6.5                             Officers and Directors
------------
Schedule 6.6                             Financial Statements
------------
Schedule 6.7                             Material Adverse Changes
------------
Schedule 6.8                             Undisclosed Liabilities
------------
Schedule 6.9                             Taxes
------------
Schedule 6.10                            Title of Properties
-------------
Schedule 6.11                            Compliance with Laws
-------------
Schedule 6.13                            Litigation
-------------
Schedule 6.15                            Intellectual Property
-------------
Schedule 6.16                            Contracts
-------------
Schedule 6.18                            Defaults
-------------
Schedule 6.21                            Conflicts of Interest
-------------
Schedule 6.22                            Affiliates
-------------
Schedule 6.23                            Indemnification
-------------

                                 EXHIBIT INDEX
                                 -------------

Exhibit A             Form of Employee Invention and Confidentiality Agreement
---------
Exhibit B             Form of Rule 145 Agreement
---------
Exhibit C             Form of Confidentiality Agreement
---------
Exhibit D             Form of Transfer Restriction
---------
Exhibit E             Form of Amendment to Exclusive License Agreement
---------
Exhibit F             Form of Cancellation Agreement
---------

                                   EXHIBIT A
                                   ---------

           FORM OF EMPLOYEE INVENTION AND CONFIDENTIALITY AGREEMENT

                              EPL PRO-LONG, INC.
                             EMPLOYEE INVENTION AND
                       CONFIDENTIAL INFORMATION AGREEMENT


          In consideration and as a condition of my employment, or continued employment, by EPL PRO-LONG, INC. and/or by companies which it owns, controls, or is affiliated with, or their successors in business (hereafter referred to as "the Company"), and the compensation paid therefor:

1.  CONFIDENTIALITY.

          I agree to keep confidential, except as the Company may otherwise consent in writing, and not to disclose or make any use of except for the benefit of the Company, at any time, either during or subsequent to my employment, any trade secrets, confidential information, knowledge, data or other information of or known by the Company relating to products, processes, know-how, designs, formulas, data, inventions (as defined below), customer lists, business plans, marketing plans and strategies, pricing strategies or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees or affiliates, which I may produce, obtain, have access to or otherwise acquire during the course of my employment, except as herein provided (collectively referred to herein as "proprietary information"). I understand that my employment creates a relationship of confidence and trust between me and the Company with respect to proprietary information. I further agree not to deliver, reproduce or in any way allow any such proprietary information, or any documentation relating thereto, to be delivered or used by any third parties without specific direction or consent of a duly authorized representative of the Company. All proprietary information and all title, patents, patent rights, copyrights, mask work rights, trade secret rights, and other intellectual property and rights anywhere in the world (collectively "Rights") in connection therewith shall be the sole property of the Company. I hereby assign to the Company any Rights I may have or acquire in such proprietary information.

2.  CONFLICTING EMPLOYMENT/RETURN OF CONFIDENTIAL MATERIAL.

          I agree that during my employment with the Company I will not engage in any other employment, occupation, consulting or other activity relating to the business in which the Company is now or may hereafter become engaged or which would otherwise conflict with my obligations to the Company. In the event of my termination of employment with the Company for any reason whatsoever, I agree to promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents and data of any nature pertaining to any invention, trade secret or confidential or proprietary information of the Company or to my employment (collectively the "Company Materials"), and I will not take with me any description containing or pertaining to any of the Company Materials which I may produce or obtain during the course of my employment. I agree that during my employment by the Company, I will not remove any Company Materials from the business premises of the Company or deliver any Company Materials to any person or entity outside the Company, except as I am required to do in connection with performing the duties of my employment. In the event of the termination of my employment for any reason whatsoever, I agree to sign and deliver the "Termination Certificate" attached hereto as Exhibit A.

3.  ASSIGNMENT OF INVENTIONS.

          I hereby assign and transfer to the Company my entire right, title and interest in and to all inventions (as used in the Agreement, "inventions" shall include but not be limited to ideas, improvements, designs, computer programs, trade secrets, works of authorship, data and discoveries) whether or not patentable and whether or not reduced to practice, made or conceived by me (whether made solely by me or jointly with others) during the period of my employment with the Company, which relate in any manner to the actual or demonstrably anticipated business, work or research and development of the Company or its subsidiaries, or result from or are suggested by any task assigned to me or any work performed by me for or on behalf of the Company or its subsidiaries. I agree that all such inventions are the sole property of the Company; provided, however, that this Agreement does not require assignment of an invention which qualifies fully for protection under Section 2870 of the California Labor Code (hereafter referred to as "Section 2870"). A copy of
Section 2870 is attached as Exhibit B. I agree that all computer programs, documentation and other copyrightable materials to which I contribute during my employment shall be considered "works made for hire" and shall be the sole property of the Company.

4.  MORAL RIGHTS.

          Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent. I will confirm any such waivers and consents from time to time as requested by the Company.

5.  DISCLOSURE OF INVENTIONS AND PATENTS.

          I agree that in connection with any "invention" as defined in Paragraph 3 above (a) I will disclose all inventions promptly, but in any case within at least thirty (30) days after creation, in writing to my immediate superior at the Company, with a copy to the President, regardless of whether I believe the invention is protected by Section 2870, in order to permit the Company to claim rights to which it may be entitled under this Agreement. Such disclosure shall be received in confidence by the Company; (b) I will, at the Company's request, promptly execute a written assignment of title to the Company for any invention required to be assigned by Paragraph 3 ("assignable invention"), and I will preserve any such assignable invention as confidential information of the Company; and (c) upon request, I agree to assist the Company or its nominee (at its expense) during and at any time subsequent to my employment in every reasonable way to obtain for its own benefit patents and copyrights for such assignable inventions in any and all countries, which inventions shall be and remain the sole and exclusive property of the Company or its nominee whether or not patented or copyrighted. I agree to execute such papers and perform such lawful acts as the Company deems to be necessary to allow it to exercise all right, title, and interest in such patents and copyrights.

6.  EXECUTION OF DOCUMENTS; POWER OF ATTORNEY.

          I further agree to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all such documents, including applications for patents and copyrights and assignments of inventions, patents and copyrights to be issued therefore, as the Company may determine necessary or desirable to apply for and obtain letters, patents and copyrights on such assignable inventions in any and all countries and/or to protect the interest of the Company or its nominee in such inventions, patents and copyrights, and to vest title thereto in the Company or its nominee. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact to act for and in my behalf and instead of me, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by me.

7.  MAINTENANCE OF RECORDS.

          I agree to keep and maintain adequate and current written records of all inventions made by me (in the form of notes, sketches, drawings and as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

8.  PRIOR INVENTIONS.

          It is understood that all inventions if any, patented or unpatented, which I made prior to my employment by the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit C attached hereto a complete list of all my prior inventions, including numbers of all patents and patent applications, and a brief description of all unpatented inventions which are not the property of a previous employer. I represent and covenant that the list is complete and that, if no items are on the list, I have no such prior inventions. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of the Company which appears to threaten or conflict with proprietary rights I claim in any invention or idea. In the event of my failure to give such notice, I agree that I will make no claim against the Company with respect to any such inventions or ideas.

9.  OTHER OBLIGATIONS.

          I acknowledge that the Company from time to time may have agreements with other persons or with the U.S. Government or governments of other countries, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work thereunder or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of the Company thereunder. I further agree to sign any confidentiality or other agreements required by third parties with respect to inventions or products developed or sold by the Company for such parties.

10.  TRADE SECRETS OF OTHERS.

          I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others. I agree not to enter into any agreement either written or oral in conflict herewith.

11.  NONSOLICITATION OF EMPLOYEES AND CONSULTANTS.

          During the term of my employment and for one (1) year thereafter, I will not encourage or solicit any employee or consultant of the Company to leave the Company for any reason. However, this obligation shall not affect any responsibility I may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

12.  MODIFICATION.

          This Agreement may not be changed, modified, released, discharged, abandoned or otherwise amended, in whole or in part, except by an instrument in writing, signed by me and the Company. I agree that any subsequent change or changes in my duties, salary, or compensation shall not affect the validity or scope of this Agreement.

13.  ENTIRE AGREEMENT.

          I acknowledge receipt of this Agreement and agree that with respect to the subject matter thereof it is my entire agreement with the Company, superseding any previous oral or written communications, representations, understandings or agreements with the Company or any officers or representative thereof. The headings in this Agreement are used for convenience only and are not to be considered a part of this Agreement or be used to interpret the meaning of any part of this Agreement.

14.  SEVERABILITY.

          In the event that any paragraph or provision of this Agreement shall be held to be illegal or unenforceable, such paragraph or provision shall be adjusted and reformed, if possible, in order to achieve the intent of the parties, and if such paragraph or provision cannot be adjusted and reformed, such paragraph or provision shall be voided and severed from this Agreement, and the entire Agreement shall not fail on account thereof but shall otherwise remain in full force and effect.

15.  SURVIVAL.

          I agree that my obligations under this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine.

16.  SUCCESSORS AND ASSIGNS.

          This Agreement shall be binding upon my heirs, executors, administrators or other legal representative and is for the benefit of the Company, its successors and assigns.

17.  GOVERNING LAW.

          This Agreement shall be governed by the laws of the State of California without regard to the conflict of laws provisions thereof.

18.  NO EMPLOYMENT AGREEMENT IMPLIED.

          I agree that this Agreement is not an employment contract and that I have the right to resign and the Company has the right to terminate my employment at any time, for any reason, with or without cause. I agree that this Agreement does not purport to set forth all of the terms and conditions of my employment, and that as an employee of the Company I have obligations to the Company which are not set forth in this Agreement.

19.  COUNTERPARTS.

          This Agreement may be signed in two counterparts, each shall be deemed an original and both of which shall together constitute one agreement.

          I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY THE COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.


                                        EMPLOYEE


                                        ----------------------------------------
                                        (Employee's Signature)


                                        ----------------------------------------
                                        (Print Name)

                                        Date:
                                             -----------------------------------


                                        EPL PRO-LONG, INC.


                                        By:
                                           -------------------------------------
                                        Its:
                                            ------------------------------------
                                        Date:
                                             -----------------------------------

                                   EXHIBIT A

                            TERMINATION CERTIFICATE


          This is to certify that I do not have in my possession, nor have I failed to return any records, documents, computer disks, tapes or printouts, sound recordings, customer lists, photographs, data, specifications, drawings, blueprints, reproductions, sketches, notes, reports, proposals, or copies of them, or other documents or materials, equipment, samples, prototypes, models or other property belonging to EPL PRO-LONG, INC., its successors and assigns (hereafter referred to as "the Company").

          I further certify that I have complied with and will continue to comply with all the terms of the Employee Invention and Confidential Information Agreement signed by me with the Company, including the reporting of any inventions (as defined therein) conceived or made by me covered by the Agreement.

          I further agree that in compliance with the Employee Invention and Confidential Information Agreement, I will preserve as confidential all trade secrets, confidential or proprietary information (as defined therein), knowledge, data, or other information relating to products, inventions, processes, know-how, designs, formulas, test data, customer lists, or other subject matter pertaining to any business of the Company or any of its clients, customers, consultants, licensees, or affiliates.


                                        ----------------------------------
                                        Employee's Signature

                                        ----------------------------------
                                        Print Name

                                        ----------------------------------
                                        Date

                                   EXHIBIT B

                                  SECTION 2870
                             CALIFORNIA LABOR CODE


    (a) Any provision in an employment agreement which provides that an employee shall assign or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facility, or trade secret information except for those inventions that either:

          (1) relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

          (2) result from any work performed by the employee for the employer.

    (b) To the extent that a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

                                   EXHIBIT C

                            LIST OF PRIOR INVENTIONS


                                            Identifying Number
 Title                 Date                or Brief Description
--------               ----                --------------------




                                   EXHIBIT B
                                   ---------

                          Form of Rule 145 Agreement

                               RULE 145 AGREEMENT
                               ------------------


Prolong International Corporation
6 Thomas
Irvine, California  92618

Gentlemen:

          1. In connection with the acquisition by the undersigned of _________ ______________________________ (__________) shares of the Common Stock of
Prolong International Corporation, a Nevada corporation (the "Company"), which were issued pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act") (the "Registered Shares"), the undersigned represents that:

          (a) the undersigned understands that the Registered Shares may only be sold or transferred in compliance with Rule 145 under the Act, and the undersigned agrees to comply with all the terms and conditions of Rule 145, a copy of which has been furnished to the undersigned; and

          (b) the undersigned understands that the certificates evidencing the Registered Shares may bear any legend that the Company deems appropriate to comply with the resale restrictions applicable to "affiliates" under Rule 145(d) of the Act and stop transfer orders may be placed against such certificates.


Dated: _____________, 1998



                                     -------------------------------------
                                     Signature


                                     -------------------------------------
                                     Print Name

                                   EXHIBIT C
                                   ---------

                       FORM OF CONFIDENTIALITY AGREEMENT

                              EPL PRO-LONG, INC.






                                February 5, 1998



Prolong International Corporation
6 Thomas
Irvine, California  92618

Gentlemen:

          In connection with the proposed transaction (the "Transaction") between EPL Pro-Long, Inc. ("EPL") and Prolong International Corporation ("Prolong") pursuant to the Agreement and Plan of Reorganization entered into by the parties on February 5, 1998 (the "Agreement"), EPL expects to make available to Prolong certain information concerning EPL's business, financial condition, operations, assets and liabilities (herein collectively referred to as the "Evaluation Material.") As a condition to such information being furnished to Prolong and its directors, officers, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors) (collectively, the "Prolong Representatives"), Prolong agrees to treat any information concerning EPL that is furnished hereunder as proprietary and confidential in accordance with the provisions of this letter agreement. Prolong's agreement to treat the Evaluation Material as proprietary and confidential will apply to all such information disclosed hereunder, whether it is written or oral, whether it is delivered now or in the future, whether it is prepared by EPL or any of EPL's directors, officers, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors) (collectively, the "EPL Representatives"), and whether it is received by Prolong or any of the Prolong Representatives. In addition, Prolong agrees to take or abstain from taking certain other actions all as more specifically set forth below.

          (1) Evaluation Material.  The term "Evaluation Material" shall be
              -------------------
deemed to include all notes, analyses, compilations, studies, interpretations or other documents prepared by EPL or the EPL Representatives which contain, reflect or are based upon, in whole or in part, Evaluation Material furnished to Prolong or the Prolong Representatives pursuant to this letter agreement. The term "Evaluation Material" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Prolong or the Prolong Representatives or (ii) is or becomes available to Prolong on a non-confidential basis from a source other than EPL or any of the EPL Representatives, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to EPL or any other party with respect to such information.

          (2) Purpose of Disclosure of Evaluation Material.  Prolong agrees that
              --------------------------------------------
any exchange of information under this letter agreement shall be solely for the purpose of evaluating the Transaction between the parties hereto. It is further agreed that the information to be disclosed to Prolong shall only be that information which is reasonably necessary to the Transaction and that information which is not reasonably necessary for such purposes shall not be disclosed.

          (3) Use of Evaluation Material.  Prolong agrees that it and its
              --------------------------
Representatives shall use the Evaluation Material solely for the purpose of evaluating the Transaction, and that EPL's Evaluation Material will be kept confidential and Prolong and its Representatives will not disclose or use for purposes other than the evaluation of the Transaction any of EPL's Evaluation Material in any manner whatsoever; provided, however, that (i) Prolong may make any disclosure of such information to which EPL gives its prior written consent and (ii) any of such information may be disclosed to the Prolong Representatives who need to know such information for the sole purpose of evaluating the Transaction.

          (4) Non-Disclosure.  In addition, Prolong agrees that, without the
              --------------
prior written consent of EPL, neither Prolong nor any of its Representatives will make a press release or publicly disclose the fact that any Evaluation Material has been made available under this letter agreement, that discussions or negotiations are taking place concerning the Transaction or any of the terms, conditions or facts with respect to the Transaction (including the status of the Transaction); provided, however, that Prolong may make such disclosure if in the written opinion of Prolong's counsel, such disclosure is necessary to avoid a violation of law. In such event, Prolong shall give advance notice to EPL of the intended disclosure.

          (5) Required Disclosure.  If Prolong or any of its Representatives is
              -------------------
requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of EPL's Evaluation Material, Prolong and those Representatives requested or required to make the disclosure shall provide EPL with prompt notice of any such request or requirement so that EPL may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this letter agreement.

          (6) Termination of the Agreement.  If the Agreement is terminated in
              ----------------------------
accordance with the provisions thereof, or at any time upon the request of EPL for any reason, Prolong will promptly deliver to EPL all Evaluation Material (and all copies thereof) furnished to Prolong or its Representatives by or on behalf of EPL pursuant to this letter agreement. Notwithstanding the return of the Evaluation Material, Prolong and its Representatives will continue to be bound by its obligations of confidentiality and other obligations under this letter agreement for a period of five (5) years from the date of termination of the Agreement.

          (7) No Representation of Accuracy.  Prolong understands and
              -----------------------------
acknowledges that neither EPL nor any of its Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material made available by it.

Prolong agrees that neither EPL nor any of its Representatives shall have any liability to Prolong or to any of its Representatives relating to or resulting from any inaccuracy or errors in the Evaluation Material or omissions therefrom.

          (8) Waiver.  No failure or delay by either party in exercising any
              ------
right, power or privilege under this letter agreement shall operate as a waiver of such right, power or privilege; nor shall any single or partial exercise of that right, power or privilege preclude any other or future exercise thereof.

          (9) Breach by Representatives.  Prolong shall be responsible for any
              -------------------------
breach of this letter agreement by any of its Representatives. If any provision of this letter agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of the letter agreement shall not in any way be affected or impaired thereby.

          (10) Injunctive Relief.  Prolong agrees that money damages would not
               -----------------
be a sufficient remedy for any breach of this letter agreement by Prolong or any of its Representatives and that EPL shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this letter agreement but shall be in addition to all other remedies available at law or equity. If litigation under this letter agreement is commenced and a court of competent jurisdiction determines that Prolong has breached this letter agreement, then Prolong shall pay to EPL reasonable expenses, including legal fees incurred in connection with such litigation and any appeal therefrom.

          Please confirm your acceptance of this letter agreement by signing and returning one copy of it to the undersigned, whereupon this letter agreement shall become a binding agreement between us.

                              Very truly yours,

                              EPL Pro-Long, Inc.,
                              a California corporation


                              By: /s/ Michael R. Davis
                                  ----------------------
                              Its:      PRESIDENT
                                  ----------------------

Accepted and agreed as of the
 date first written above:


PROLONG INTERNATIONAL CORPORATION


 By: /s/ Elton Alderman
    -------------------
Its:   President
    -------------------

                                   EXHIBIT D
                                   ---------

                         FORM OF TRANSFER RESTRICTION

          This Transfer Restriction applies to each beneficial owner of record of shares of common stock of EPL Pro-Long, Inc. ("EPL") or securities convertible into, exchangeable or exercisable for common stock (collectively, the "EPL Common Stock"). Prolong International Corporation ("PIC") proposes to acquire substantially all of the assets of EPL (the "Acquisition") in exchange for shares of common stock of PIC (the "PIC Common Stock") registered pursuant to a Registration Statement on Form S-4. Immediately following the Acquisition, EPL shall commence liquidation of its assets pursuant to a plan of liquidation whereby each EPL shareholder shall receive its pro rata share of the PIC Common Stock received by EPL in the Acquisition (the "Liquidating Distribution"). Each such shareholder recognizes that the Acquisition and Liquidating Distribution will be of benefit to it.

          In consideration of the execution of the Registration Statement by PIC, and by approving the transaction, each shareholder agrees that it will not, during the "Restricted Period" (as defined below), without the prior written consent of PIC (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer to sell, solicit an offer to sell, contract or grant any option or warrant to sell (including, without limitation, any short sale), register, pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise transfer or dispose of any shares of the capital stock of PIC, options or warrants to acquire shares of the capital stock of PIC, securities exchangeable or exercisable for or convertible into shares of the capital stock of PIC or any rights to purchase or acquire capital stock of PIC or enter into any hedging transaction that is likely to result in a transfer of capital stock of PIC currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by such shareholder, including capital stock which may be deemed to be beneficially owned by such shareholder in accordance with the rules and regulations of the Securities and Exchange Commission, otherwise than (i) as a bona fide gift or gifts, including, without limitation, transfers to beneficiaries or trusts for estate planning purposes, provided the donee or donees thereof agree in writing to be bound by the terms of this restriction and deliver a copy of such donee's assumption to PIC, or (ii) as a distribution to affiliates of such shareholder, if any, provided the distributees thereof agree in writing to be bound by the terms of this restriction and deliver a copy of such distributee's assumption to PIC, or publicly announce such shareholder's intention to do any of the foregoing. As used herein, the term "Restricted Period" shall mean the period commencing on the closing date of the Acquisition and continuing to a date 365 days thereafter.

          Each such shareholder also agrees and consents to the entry of stop transfer instructions with PIC's transfer agent and registrar against the transfer of shares of PIC Common Stock or securities convertible into or exchangeable or exercisable for PIC Common Stock held by such shareholder except in compliance with the foregoing restrictions.

                                   EXHIBIT E
                                   ---------

                         AMENDMENT TO EXCLUSIVE LICENSE
                         ------------------------------

  THIS AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT (this "Amendment") is entered into as of February 5, 1998 by and between EPL Pro-Long, Inc., a California corporation ("EPL" or "Owner") and Prolong Super Lubricants, Inc., a Nevada corporation ("PSL" or "Licensee").

                                   BACKGROUND
                                   ----------

  EPL and PSL entered into an Exclusive License Agreement on November 10, 1993 whereby PSL acquired from EPL an exclusive license to, among other things, manufacture, distribute, market and sell products using the patented "Anti-Friction Metal Treatment" ("AFMT") formula and to utilize the name "ProLong" (and derivatives thereof) in connection with the manufacture and sale of such products. Concurrently herewith, EPL is entering into an Agreement and Plan of Reorganization (the "Agreement and Plan of Reorganization") with PSL's parent corporation, Prolong International Corporation, a Nevada corporation ("PIC"), whereby PIC will acquire substantially all of the assets and assume certain of the liabilities of EPL in exchange for shares of PIC common stock. As a condition for PIC to consummate the transactions contemplated under the Agreement and Plan of Reorganization, EPL and PSL have agreed to enter into this Amendment regarding the payment of royalties to EPL under the Exclusive License Agreement.

                                   AGREEMENT
                                   ---------

  NOW THEREFORE, in consideration of the foregoing, EPL hereby agrees with PIC to amend the Exclusive License Agreement as follows:

  1.      Section 2(h) shall be added to read in its entirety as follows:

         (h) Commencing on the date of execution (the "Execution Date") of that certain Agreement and Plan of Reorganization by and between Owner and Licensee's parent corporation, Prolong International Corporation ("PIC"), all royalties under the Agreement shall cease to accrue and shall not become due and payable by Licensee. Provided, however, in the event that the Closing (as defined in the Agreement and Plan of Reorganization) does not occur prior to December 31, 1998, then all royalty payments that would have accrued from the Execution Date but for this Section 2(h) shall accrue and become immediately due and payable by Licensee to Owner as liquidated damages.

  2. This Amendment may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument.

  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first hereinabove written.



EPL PRO-LONG, INC.                       PROLONG SUPER LUBRICANTS, INC.

/s/ Michael R. Davis                     /s/ Elton Alderman
-------------------------------          --------------------------------------
Michael R. Davis, President              George Elton Alderman, President

                                   EXHIBIT F
                                   ---------

                             CANCELLATION AGREEMENT
                             ----------------------

  THIS CANCELLATION AGREEMENT (this "Agreement") is entered into as of February 5, 1998 by and between EPL Pro-Long, Inc., a California corporation ("EPL") and Michael R. Davis (the "Shareholder").

                                   BACKGROUND
                                   ----------

  The Shareholder currently owns approximately three million seven hundred thousand (3,700,000) shares of common stock, no par value, of EPL (the "EPL Common Stock"). EPL is entering into an Agreement and Plan of Reorganization (the "Agreement and Plan of Reorganization") with Prolong International Corporation, a Nevada corporation ("PIC"), whereby PIC will acquire substantially all of the assets and assume certain of the liabilities of EPL in exchange for shares of PIC common stock. As a condition of and in consideration for PIC to consummate the transactions contemplated under the Agreement and Plan of Reorganization, the Shareholder has agreed to enter into this Agreement to surrender to EPL for cancellation seven hundred thousand (700,000) of his shares of EPL Common Stock.

                                   AGREEMENT
                                   ---------

  NOW THEREFORE, in consideration of the terms, covenants, and conditions hereinafter set forth, EPL hereby agrees with the Shareholder as follows:

  1.     Cancellation of EPL Common Stock.  On the Closing Date, the Shareholder
         --------------------------------
shall surrender to EPL for cancellation seven hundred thousand (700,000) shares of EPL Common Stock held by the Shareholder; provided, however, that if the
                                             --------  -------
Closing does not occur for any reason, this Agreement shall automatically terminate and the Shareholder shall not have any further obligations or liability hereunder.

  2. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument.

  3. All terms not defined herein shall have the meanings ascribed to such terms in the Agreement and Plan of Reorganization.

  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first hereinabove written.


EPL PRO-LONG, INC.                           SHAREHOLDER


                                             /s/ Michael R. Davis
---------------------------                  ----------------------------
Lois Miller, Secretary                       Michael R. Davis

                               SCHEDULE 1.1 (a)

                             INTELLECTUAL PROPERTY
                             ---------------------

[_]  PATENTS (see Exclusive License Agreement dated 11/10/93)

                                  EXHIBIT "A"
                                  -----------

                               1.    Austria
                               2.    Belgium
                               3.    Canada
                               4.    France
                               5.    Germany
                               6.    Italy
                               7.    Luxembourg
                               8.    Netherlands
                               9.    Sweden
                               10.   Switzerland
                               11.   United Kingdom
                               12.   United States

[_]  TRADEMARKS

         Any and all trademark/tradename rights held by EPL Pro-Long, including, but not limited to all of the following:

              1.    Prolong
              2.    Prolong Super Lubricants (the name)
              3.    Oil drop logo
              4.    "The Ultimate in Protection and Performance"
              5.    Prolong and design
              6.    Label design with integrated elements
              7.    'NO EQUAL IN THE WORLD' (capital letters)
              8.    AFMT and design
              9.    AFMT and design (vertical)
              10.   AFMT and design (horizontal)
              11.   SPL100 (brand name)
              12.   "No Equal in the World" (design)


Schedule to Agreement and Plan of Reorganization between EPL Pro-Long, Inc. and Prolong International Corporation.

[_] All rights of EPL to sue any third parties for relief for past infringement or encroachment of paid intellectual property and rights, including that property listed above; including but not limited to:

            .  Ronald J. Sloan and Clifford R. Sloan (Canada)
            .  William Hodge, et al. (Canada)
            .  Francis D. Helman, et al. (Ohio)



Schedule to Agreement and Plan of Reorganization between EPL Pro-Long, Inc. and Prolong International Corporation.

                               Schedule 1.1 (e)

                               ASSUMED CONTRACTS
                               -----------------

[_] Exclusive License Agreement dated November 10, 1993; which became active January 1, 1995.

[_] Payment of legal fees on an account stated with Cotkins & Collins law firm.


Schedule to Agreement and Plan of Reorganization between EPL Pro-Long, Inc. and Prolong International Corporation.

                                 SCHEDULE 2.1
                                 ------------
                               EPL PROLONG INC.
                     ACCOUNTS PAYABLE AGED INVOICE REPORT
                   ALL OPEN INVOICES - AGED BY INVOICE DATE

                                   H
VENDOR/        ------DATES------   L     INVOICE   DISCOUNT
INVOICE NO.    INVOICE DUE DSCNT   D     BALANCE    AMOUNT      CURRENT    30 DAYS    60 DAYS    90 DAYS   120 DAYS
0002075        ALPHA MAINTENANCE
 AJUST         04/30/96  04/30     N       290.00-     .00                                                   290.00-
 BEG BAL       04/30/96  04/30     N     1,305.00      .00                                                 1,305.00
 W/O           04/30/96  04/30     N     1,015.00-     .00                                                 1,015.00-
                                       ----------  -------   ----------    -------    -------    --------  --------
             VENDOR 0002075 TOTALS:           .00      .00          .00        .00        .00         .00       .00

0002117        AMERITECH
 BEG BAL       04/30/96  04/30     N       621.64      .00                                                   621.64
 W/O           04/30/96  04/30     N       621.64-     .00                                                   621.64-
                                       ----------  -------   ----------    -------    -------    --------  --------
             VENDOR 0002117 TOTALS:           .00      .00          .00        .00        .00         .00       .00

0002175        AT & T
 BEG BAL       04/30/96  04/30     N     1,492.00      .00                                                 1,492.00
 W/O           04/30/96  04/30     N     1,492.00-     .00                                                 1,492.00-
                                       ----------  -------   ----------    -------    -------    --------  --------
             VENDOR 0002175 TOTALS:           .00      .00          .00        .00        .00         .00       .00

0002345        CAL INDUSTRIES
 BEG BAL       04/30/96  04/30     N       209.90      .00                                                   209.90
 W/O           04/30/96  04/30     N       209.90-     .00                                                   209.90-
                                       ----------  -------   ----------    -------    -------    --------  --------
             VENDOR 0002345 TOTALS:           .00      .00          .00        .00        .00         .00       .00

0002436        CHEMTREC
 BEG BAL       04/30/96  04/30     N       375.00      .00                                                   375.00
 W/O           04/30/96  04/30     N       375.00-     .00                                                   375.00-
                                       ----------  -------   ----------    -------    -------    --------  --------
             VENDOR 0002436 TOTALS:           .00      .00          .00        .00        .00         .00       .00

0002512        COOPERS & LYBRAND
 ADJUST        04/30/96  04/30     N     6,239.30      .00                                                 6,239.30
 AJMT          04/30/97  04/30     N     4,141.80      .00                                                 4,141.80
 AJMT 1        04/30/97  04/30     N     8,283.60-     .00                                                 8,283.60-
 BEG BAL       04/30/96  04/30     N     2,097.50-     .00                                                 2,097.50-
                                       ----------  -------   ----------    -------    -------    --------  --------
             VENDOR 0002512 TOTALS:           .00      .00          .00        .00        .00         .00       .00

0002518        COTKINS & COLLINS
 BEG BAL       12/31/97  12/31     N   287,229.31      .00   287,229.31
                                       ----------  -------   ----------    -------    -------    --------  --------
             VENDOR 0002518 TOTALS:    287,229.31      .00   287,229.31        .00        .00         .00       .00

0002523        CRESCENT TRUCK
 BEG BAL       04/30/96  04/30     N       309.00      .00                                                   309.00
 W/O           04/30/96  04/30     N       309.00-     .00                                                   309.00-
                                       ----------  -------   ----------    -------    -------    --------  --------
             VENDOR 0002523 TOTALS:           .00      .00          .00        .00        .00         .00       .00

0002590        DONWELL

                               EPL PROLONG INC.
                     ACCOUNTS PAYABLE AGED INVOICE REPORT
                   ALL OPEN INVOICES - AGED BY INVOICE DATE

                                   H
VENDOR/        ------DATES------   L     INVOICE   DISCOUNT
INVOICE NO.    INVOICE DUE DSCNT   D     BALANCE    AMOUNT      CURRENT    30 DAYS    60 DAYS    90 DAYS   120 DAYS
REV AP0006     04/30/96  04/30     N     5,000.00      .00                                                 5,000.00
W/O            04/30/96  04/30     N     5,000.00-     .00                                                 5,000.00-
                                       ----------  -------   ----------    -------    -------    --------  --------
             VENDOR 0002590 TOTALS:           .00      .00          .00        .00        .00         .00       .00

0002630      EXACTA INTERNATIONAL
BEG BAL      04/30/96  04/30       N     1,830.67      .00                                                  1,830.67
W/O          04/30/96  04/30       N     1,830.67-     .00                                                  1,830.67-
                                      -----------  -------   ----------    -------    -------     -------   --------
             VENDOR 0002630 TOTALS:           .00      .00         .00         .00       .00          .00        .00

0002695      JEFFREY GARLAND
BEG BAL      04/30/96  04/30       N      5,000.00-    .00                                                   5,000.00-
EXP PPD      04/30/96  04/30       N      5,000.00     .00                                                   5,000.00
                                      ------------  ------   ----------   --------    --------    -------    --------
             VENDOR 0002695 TOTALS:            .00     .00         .00         .00        .00         .00         .00

0002705      GRAND CAL LUBRICANTS
BEG BAL      04/30/96  04/30       N        548.28     .00                                                     548.28
W/O          04/30/96  04/30       N        548.28-    .00                                                     548.28-
                                      ------------  ------   ----------   ---------   ---------    -------     ------
             VENDOR 0002705 TOTALS:            .00     .00         .00         .00         .00        .00         .00

0002860      KINKO'S
BEG BAL      04/30/96  04/30      N          46.78     .00                                                      46.78
W/O          04/30/96  04/30      N          46.78-    .00                                                      46.78-
                                      ------------  ------   ----------   ---------   ---------     -------    ------
             VENDOR 0002860 TOTALS:            .00     .00         .00          .00        .00         .00        .00

0002900      LEASEAMERICA VENDOR
BEG BAL      04/30/96  04/30      N       1,686.89     .00                                                   1,686.89
W/O          04/30/96  04/30      N       1,686.89-    .00                                                   1,686.89-
                                      ------------  ------   ----------   ----------   --------     -------  --------
            VENDOR 0002900 TOTALS:             .00     .00         .00          .00        .00         .00        .00

0002930     LIFT TRUCK REPAIR
BEG BAL     04/30/96  04/30      N          284.05     .00                                                      284.05
W/O         04/30/96  04/30      N          284.05-    .00                                                      284.05-
                                      ------------  ------   ----------   ----------    -------      -------  --------
            VENDOR 0002930 TOTALS:             .00     .00         .00           .00        .00         .00        .00

0002978     MCCARTNY TETRAULT
BEG BAL     04/30/96  04/30     N        15,000.00-    .00                                                   15,000.00-
EXP PPD     04/30/96  04/30     N        15,000.00     .00                                                   15,000.00
                                       -----------  ------   ----------   -----------    -------     ------- ---------
            VENDOR 0002978 TOTALS:             .00     .00         .00           .00         .00         .00       .00

0002998     METROMEDIA COMM
BEG BAL     04/30/96  04/30     N           448.40     .00                                                      448.40
W/O         04/30/96  04/30     N           448.40-    .00                                                      448.40-

                               EPL PROLONG INC.
                     ACCOUNTS PAYABLE AGED INVOICE REPORT
                   ALL OPEN INVOICES - AGED BY INVOICE DATE

                                   H
VENDOR/        ------DATES------   L     INVOICE   DISCOUNT
INVOICE NO.    INVOICE DUE DSCNT   D     BALANCE    AMOUNT      CURRENT    30 DAYS    60 DAYS    90 DAYS     120 DAYS
                                       ----------  -------   ----------    -------    -------    --------    --------
             VENDOR 0002998 TOTALS:           .00      .00          .00        .00        .00         .00         .00

0003000        MOBIL OIL
 BEG BAL        04/30/96  04/30     N      678.99      .00                                                     678.99
 W/O            04/30/96  04/30     N      678.99-     .00                                                     678.99-
                                       ----------  -------   ----------    -------    -------    --------    --------
             VENDOR 0003000 TOTALS:           .00      .00          .00        .00        .00         .00         .00

0003045        ROBER NEU INC.
 ADJUST         04/30/96  04/30     N      671.50      .00                                                     671.50
 BEG BAL        04/30/96  04/30     N    4,091.00-     .00                                                   4,091.00-
 W/O            04/30/97  04/30     N    3,419.00      .00                                                   3,419.00
                                       ----------  -------   ----------    -------    -------    --------    --------
             VENDOR 0003045 TOTALS:           .00      .00          .00        .00        .00         .00         .00

0003064        LILAC CITY DECORATORS
 BEG BAL        04/30/96  04/30     N    1,661.28      .00                                                   1,661.28
 W/O            04/30/96  04/30     N    1,661.28-     .00                                                   1,661.28-
                                       ----------  -------   ----------    -------    -------    --------    --------
             VENDOR 0003064 TOTALS:           .00      .00          .00        .00        .00         .00         .00

0003100        OMNIFAX
 BEG BAL        04/30/96  04/30     N      864.35      .00                                                     864.35
 W/O            04/30/96  04/30     N      864.35-     .00                                                     864.35-
                                       ----------  -------   ----------    -------    -------    --------    --------
             VENDOR 0003100 TOTALS:           .00      .00          .00        .00        .00         .00         .00

0003110        CHRISTOPHER OSAKWE
 BEG BAL        04/30/96  04/30     N   23,310.58      .00                                                  23,310.58
                                       ----------  -------   ----------    -------    -------    --------   ---------
             VENDOR 0003110 TOTALS:     23,310.58      .00          .00        .00        .00         .00   23,310.58

0003295        RAMON PRATT
 ADJUST         04/30/96  04/30     N    3,500.00      .00                                                   3,500.00
 BEG BAL        04/30/96  04/30     N    3,500.00-     .00                                                   3,500.00-
                                       ----------  -------   ----------    -------    -------    --------   ---------
             VENDOR 0003295 TOTALS:           .00      .00          .00        .00        .00         .00         .00

0003427        JAMES SCHROEDER
 BEG BAL        04/30/96  04/30     N    2,669.11      .00                                                   2,669.11
 W/O            04/30/96  04/30     N    2,669.11-     .00                                                   2,669.11-
                                       ----------  -------   ----------    -------    -------    --------   ---------
             VENDOR 0003427 TOTALS:           .00      .00          .00        .00        .00         .00         .00

0003440        SECURITY BUREAU, INC.
 BEG BAL        04/30/96  04/30     N      360.00      .00                                                     360.00
 W/O            04/30/96  04/30     N      360.00-     .00                                                     360.00-
                                       ----------  -------   ----------    -------    -------    --------   ---------
             VENDOR 0003440 TOTALS:           .00      .00          .00        .00        .00         .00         .00

003445         SNOOBY DOOBY DUPING

                               EPL PROLONG INC.
                     ACCOUNTS PAYABLE AGED INVOICE REPORT
                   ALL OPEN INVOICES - AGED BY INVOICE DATE

                                   H
VENDOR/        ------DATES------   L     INVOICE   DISCOUNT
INVOICE NO.    INVOICE DUE DSCNT   D     BALANCE    AMOUNT      CURRENT    30 DAYS    60 DAYS    90 DAYS   120 DAYS
 BEG BAL       04/30/96  04/30     N        71.12      .00                                                    71.12
 W/O           04/30/96  04/30     N        71.12-     .00                                                    71.12-
                                       ----------  -------   ----------    -------    -------    --------  --------
             VENDOR 0003445 TOTALS:           .00      .00          .00        .00        .00         .00       .00


0003569        SYON CORP
 BEG BAL       04/30/96  04/30     N     3,455.80      .00                                                 3,455.80
 W/O           04/30/96  04/30     N     3,455.80-     .00                                                 3,455.80-
                                       ----------  -------   ----------    -------    -------    --------  --------
             VENDOR 0003569 TOTALS:           .00      .00          .00        .00        .00         .00       .00


0003620        UPS
 BEG BAL       04/30/96  04/30     N       477.03      .00                                                   477.03
 W/O           04/30/96  04/30     N       477.03-     .00                                                   477.03-
                                       ----------  -------   ----------    -------    -------    --------  --------
             VENDOR 0003620 TOTALS:           .00      .00          .00        .00        .00         .00       .00


0003658        VINPAC
 BEG BAL       04/30/96  04/30     N       460.00-    .00                                                   460.00-
 W/O           04/30/96  04/30     N       460.00     .00                                                   460.00
                                       ----------  -------   ----------    -------    -------    --------  --------
             VENDOR 0003658 TOTALS:           .00      .00          .00        .00        .00         .00       .00


0003690        WEBER WAREHOUSE
 AJST          04/30/97  04/30     N       540.00-     .00                                                   540.00-
 AJST 1        04/30/97  04/30     N     1,080.00      .00                                                 1,080.00
 BEG BAL       04/30/96  04/30     N       102.50      .00                                                   102.50
 W/O           04/30/96  04/30     N       642.50-     .00                                                   642.50-
                                       ----------  -------   ----------    -------    -------    --------  --------
             VENDOR 0003690 TOTALS:           .00      .00          .00        .00        .00         .00       .00


0003749        RON MILINOFSKY
 BEG BAL       04/30/96  04/30     N    16,000.00-     .00                                                16,000.00-
 EXP PPD       04/30/96  04/30     N    16,000.00      .00                                                16,000.00
                                       ----------  -------   ----------    -------    -------    --------  --------
             VENDOR 0003749 TOTALS:           .00      .00          .00        .00        .00         .00       .00


0003765        WITCO
 BEG BAL       04/30/96  04/30     N     2,505.14-     .00                                                 2,505.14-
 W/O           04/30/96  04/30     N     2,505.14      .00                                                 2,505.14
                                       ----------  -------   ----------    -------    -------    --------  --------
             VENDOR 0003765 TOTALS:           .00      .00          .00        .00        .00         .00       .00


0003800        YELLOW TRUCKING
 BEG BAL       04/30/96  04/30     N       271.02-     .00                                                   271.02-
 W/O           04/30/96  04/30     N       271.02      .00                                                   271.02
                                       ----------  -------   ----------    -------    -------    --------  --------
             VENDOR 0003800 TOTALS:           .00      .00          .00        .00        .00         .00       .00


0008888        BEGINNING BALANCE
 BEG BAL       04/30/96  04/30     N     1,926.21      .00                                                 1,926.21
                                       ----------  -------   ----------    -------    -------    --------  --------
             VENDOR 0008888 TOTALS:           .00      .00          .00        .00        .00         .00       .00


                                 Schedule 6.5

                            OFFICERS AND DIRECTORS
                            ----------------------

[_]     Michael R. Davis             Director, President, Treasurer

[_]     Lois M. Miller               Director, Secretary

[_]     Gary C. Wykidal, Esq.        Director




Schedule to Agreement and Plan of Reorganization between EPL Pro-Long, Inc. and Prolong International Corporation.

                                 Schedule 6.6
                                 ------------
                               EPL PROLONG INC.
                                 BALANCE SHEET
                               DECEMBER 31, 1997



                                    ASSETS

CURRENT ASSETS

  CASH IN BANK - B OF A                        $ 42,169.80
  PREPAID INCOME TAXES                            5,626.00
  RECEIVABLE - DSL                              538,794.57
                                           ----------------
                                                               586,590.37

FIXED ASSETS

  ACCUM DEPRECIATION - F & F                     (3,774.75)
  MACHINERY & EQUIPMENT                          53,853.97
  ACCUM DEPRECIATION - M & E                    (53,853.97)
  PATENTS                                       693,493.75
  ACCUM AMORTIZATION - PATENTS                 (383,782.47)
                                           ----------------
  TOTAL FIXED ASSETS                                           305,936.53
                                                              ------------
     TOTAL ASSETS                                             $892,526.90
                                                              ============

                               EPL PROLONG INC.
                                 BALANCE SHEET
                               DECEMBER 31, 1997

                            LIABILITIES AND EQUITY

CURRENT LIABILITIES
    ACCOUNTS PAYABLE                   $ 310,539.89
                                      -------------
    TOTAL CURRENT LIABILITIES                              310,539.89

LONG-TERM LIABILITIES

   LOAN PAYABLE - L/T PORTION            102,702.00
                                      -------------
   TOTAL LONG-TERM LIABILITIES                             102,702.00
                                                          -----------
        TOTAL LIABILITIES                                  413,241.89

EQUITY

   COMMON STOCK                          135,473.35
   CAPITAL CONTRIBUTED                 1,516,553.22
   RETAINED EARNINGS - PRIOR          (1,713,532.36)
   RETAINED EARNINGS-CURRENT YEAR        540,790.80
                                      -------------

   TOTAL EQUITY                                            479,285.01
                                                          -----------
       TOTAL LIABILITIES AND EQUITY                       $892,526.90
                                                          ===========

                               EPL PROLONG INC.
                               INCOME STATEMENT
                   FOR THE 8 PERIODS ENDED DECEMBER 31, 1997


                                                     +---PERIOD TO DATE---+     +----YEAR TO DATE----+
                                                          ACTUAL    PERCENT          ACTUAL    PERCENT

                                                     -------------  -------     -------------  -------
     GROSS PROFIT                                    $       .00        .0  %          .00         .0

EXPENSES:

 GENERAL & ADMINISTRATIVE
 ACCOUNTING                                             1,800.00        .0        7,100.00         .0
 AMORTIZATION                                           3,774.75        .0       30,198.00         .0
 CONSULTING                                                  .00        .0       (3,602.28)        .0
 LEGAL                                                (20,342.62)       .0      101,269.95         .0
 OUTSIDE SERVICE                                             .00        .0        1,500.00         .0
 PENALTIES                                                156.00        .0        7,036.44         .0
 RENT                                                  (3,113.36)       .0       (3,113.36)        .0
 TAXES - FTB                                            4,402.00        .0        5,202.00         .0
 TAXES & LICENSES                                         139.19        .0          634.09         .0
 TRAVEL                                                 3,591.00        .0       15,320.05         .0
                                                     -------------  -------     -------------  -------
 TOTAL GENERAL & ADMINISTRATIVE                        (9,593.04)       .0      161,544.89         .0

 OTHER INCOME / EXPENSES
 ROYALTY INCOME                                      (122,904.25)       .0     (729,534.38)        .0
 INTEREST EXPENSE                                            .00        .0       27,198.69         .0
                                                     -------------  -------     -------------  -------
 TOTAL OTHER INCOME / EXPENSES                       (122,904.25)       .0     (702,335.69)        .0
                                                     -------------  -------     -------------  -------
     TOTAL EXPENSES                                  (132,497.29)       .0     (540,790.80)        .0
                                                     -------------  -------     -------------  -------
     NET INCOME FROM OPERATIONS                       132,497.29        .0      540,790.80         .0
                                                     -------------  -------     -------------  -------
     EARNINGS BEFORE INCOME TAX                       132,497.29        .0      540,790.80         .0
                                                     -------------  -------     -------------  -------
     NET INCOME (LOSS)                               $132,497.29        .0  %   540,790.80         .0
                                                     =============  =======     =============  =======

                               EPL PROLONG INC.
                                 BALANCE SHEET
                                APRIL 30, 1997


                                    ASSETS

CURRENT ASSETS

   CASH IN BANK - B OF A                       $56,708.37
   RECEIVABLE - PSL                            313,273.69
                                               ----------
   TOTAL CURRENT ASSETS                                            369,982.06

FIXED ASSETS

   MACHINERY & EQUIPMENT                        53,853.97
   ACCUM DEPRECIATION - M & E                  (53,853.97)
   PATENTS                                     693,493.75
   ACCUM AMORTIZATION - PATENTS               (357,359.22)
                                              -----------

   TOTAL FIXED ASSETS                                              336,134.53
                                                                  -----------
       TOTAL ASSETS                                               $706,116.59
                                                                  ===========

                               EPL PROLONG INC.
                                 BALANCE SHEET
                                APRIL 30, 1997

                            LIABILITIES AND EQUITY

CURRENT LIABILITIES
  ACCOUNTS PAYABLE                        $   564,990.64
  PAYABLE - PIC                                14,029.00
                                          ---------------
  TOTAL CURRENT LIABILITIES                                       579,019.64

LONG-TERM LIABILITIES

  LOAN PAYABLE - L/T PORTION-Footnote 1       188,602.74
                                          ---------------
  TOTAL LONG-TERM LIABILITIES                                     188,602.74
                                                              ---------------
    TOTAL LIABILITIES                                             767,622.38

EQUITY

  COMMON STOCK                                135,473.35
  CAPITAL CONTRIBUTED                       1,516,553.22
  RETAINED EARNINGS - PRIOR                (2,342,142.78)
  RETAINED EARNINGS-CURRENT YEAR              628,610.42
                                          ---------------
                                                                  (61,505.79)
                                                              ---------------
    TOTAL LIABILITIES AND EQUITY                                 $706,116.59
                                                              ===============


Footnote 1 - Secured Promissory Note with UCC filing and lien covering all of
             EPL's assets

                               EPL PROLONG INC.
                               INCOME STATEMENT
                    FOR THE 12 PERIODS ENDED APRIL 30, 1997


                                      PERIOD TO DATE          YEAR TO DATE
                                     ACTUAL      PERCENT     ACTUAL     PERCENT
                                  --------------  -----  --------------  -----
      GROSS PROFIT                         $.00     .0 %           .00     .0
EXPENSES:

  OPERATING EXPENSES
  PACKAGING & LABELS                        .00     .0          893.51     .0
                                  --------------  -----  --------------  -----
  TOTAL OPERATING EXPENSES                  .00     .0          893.51     .0

  GENERAL & ADMINISTRATIVE
  ACCOUNTING                           2,787.50     .0        3,500.00     .0
  AMORTIZATION                        45,297.00     .0       45,297.00     .0
  BANK CHAGES                               .00     .0          221.83     .0
  ENTERTAINMENT                             .00     .0          482.44     .0
  LEGAL                               33,560.99     .0      137,526.81     .0
  OFFICE SUPPLIES                           .00     .0        1,627.42     .0
  OUTSIDE SERVICE                           .00     .0          500.00     .0
  PENALTIES                                 .00     .0           58.70     .0
  STORAGE                                540.00     .0        2,695.90     .0
  TRAVEL                                    .00     .0       20,542.97     .0
                                  --------------  -----  --------------  -----
  TOTAL GENERAL & ADMINISTRATIVE      82,185.49     .0      212,453.07     .0
                                  --------------  -----  --------------  -----
  OTHER INCOME / EXPENSES
  ROYALTY INCOME                    (398,273.69)    .0     (766,273.69)    .0
  INTEREST INCOME                           .00     .0          (21.72)    .0
  TAX REFUND                                .00     .0       (1,000.00)    .0
  MISCELLANEOUS INCOME               (71,796.79)    .0      (71,796.79)    .0
  INTEREST EXPENSE                    (3,364.80)    .0       (2,864.80)    .0
                                  --------------  -----  --------------  -----
  TOTAL OTHER INCOME / EXPENSES     (473,435.28)    .0     (841,957.00)    .0
                                  --------------  -----  --------------  -----
      TOTAL EXPENSES                (391,249.79)    .0     (628,610.42)    .0
                                  --------------  -----  --------------  -----
      NET INCOME FROM OPERATIONS     391,249.79     .0      628,610.42     .0
                                  --------------  -----  --------------  -----
      EARNINGS BEFORE INCOME TAX     391,249.79     .0      628,610.42     .0
                                  --------------  -----  --------------  -----
      NET INCOME (LOSS)            $ 391,249.79     .0 %    628,610.42     .0
                                  ==============  =====  ==============  =====


                               EPL PROLONG INC.
                                 BALANCE SHEET
                                APRIL 30, 1996



                                    ASSETS

CURRENT ASSETS

    CASH IN BANK - B OF A                    $(3,489.86)
                                             ----------
    TOTAL CURRENT ASSETS                                       (3,489.86)

FIXED ASSETS

    MACHINERY & EQUIPMENT                     53,853.97
    ACCUM DEPRECIATION - M & E               (53,853.97)
    PATENTS                                  693,493.75
    ACCUM AMORTIZATION - PATENTS            (312,062.22)
                                             ----------
    TOTAL FIXED ASSETS                                        381,431.53
                                                             -----------
         TOTAL ASSETS                                        $377,941.67
                                                             ===========

                               EPL PROLONG INC.
                                 BALANCE SHEET
                                APRIL 30, 1996


                            LIABILITIES AND EQUITY


CURRENT LIABILITIES

   ACCOUNTS PAYABLE                               $646,262.68
   PAYABLE - PIC                                    14,029.00
   LOAN PAYABLE - L M                               3,722.00
   ACCRUED INTEREST                                124,044.20
                                                 ------------

   TOTAL CURRENT LIABILITIES                                       788,057.88

LONG-TERM LIABILITIES

   LOAN PAYABLE - L/T PORTION - FOOTNOTE 1         280,000.00
                                                 ------------
   TOTAL LONG-TERM LIABILITIES                                     280,000.00
                                                                 ------------
      TOTAL LIABILITIES                                          1,068,057.88

EQUITY

   COMMON STOCK                                    135,473.35
   CAPITAL CONTRIBUTED                           1,516,553.22
   RETAINED EARNINGS - PRIOR                    (2,374,356.70)
   RETAINED EARNINGS - CURRENT YEAR                 32,215.92
                                                 ------------
   TOTAL EQUITY                                                   (690,116.21)
                                                                 ------------
     TOTAL LIABILITIES AND EQUITY                                 $377,941.67
                                                                 ============


     Footnote 1 - Secured Promissory Note with UCC filing and lien covering all of EPL's assets.

                               EPL PROLONG INC.
                               INCOME STATEMENT
                      FOR THE PERIODS ENDED APRIL 30,1996

                                                               PERIOD TO DATE                YEAR TO DATE
                                                           ACTUAL       PERCENT           ACTUAL     PERCENT
REVENUE

 RETURNS & ALLOWANCES                                      $2,588.85       100.0  %       2,588.85      100.0
                                                        -------------    --------    --------------   --------
 TOTAL REVENUES                                             2,588.85       100.0          2,588.85      100.0
                                                        -------------    --------    --------------   --------
     GROSS PROFIT                                           2,588.85       100.0          2,588.85      100.0

EXPENSES:

 OPERATING EXPENSES
 PURCHASES                                                   (950.66)      (36.7)          (950.66)     (36.7)
 PACKAGING & LABELS                                           460.00        17.8          4,971.63      192.0
 FREIGHT                                                     (515.01)      (19.9)         4,121.20      159.2
 INVENTORY ADJUSTMENT                                      26,944.30     ********        26,944.30    ********
                                                        -------------    --------    --------------   --------
 TOTAL OPERATING EXPENSES                                  25,938.63     ********        35,086.47    ********

 GENERAL & ADMINISTRATIVE
 ACCOUNTING                                                 4,274.55       165.1          8,022.05      309.9
 ADVERTISING                                                  (71.12)       (2.7)           (71.12)      (2.7)
 AMORTIZATION                                                    .00          .0         45,297.00    ********
 AUTOMOBILE EXPENSE                                              .00          .0            150.00        5.8
 BAD DEBT                                                  11,223.00       433.5         11,223.00      433.5
 BANK CHAGES                                                  293.11        11.3            734.11       28.4
 COMMISSIONS                                               14,029.00       541.9         14,029.00      541.9
 DEPRECIATION                                                    .00          .0          2,334.80       90.2
 LEASED EQUIPMENT                                          (2,551.24)      (98.5)        (2,551.24)     (98.5)
 LEGAL                                                     44,635.80     ********        73,370.53    ********
 OFFICE SUPPLIES                                           (3,393.36)     (121.1)        (2,201.30)     (85.0)
 OUTSIDE SERVICE                                           (4,705.39)     (181.8)        (4,511.89)    (174.3)
 PENALTIES                                                       .00          .0            199.87        7.7
 POSTAGE                                                         .00          .0             15.50         .6
 REPAIRS & MAINTENANCE                                     (1,949.05)      (75.3)        (1,949.05)     (75.3)
 STORAGE                                                     (642.50)      (24.8)           437.50       16.9
 TAXES - PTB                                                     .00          .0          2,103.74       81.3
 TAXES & LICENSES                                                .00          .0             87.00        3.4
 TELEPHONE                                                 (3,241.03)     (125.2)        (3,241.03)    (125.2)
 TRADEMARK EXPENSE                                          2,842.00       109.8          2,842.00      109.8
 TRAVEL                                                     4,538.00       175.3         14,930.78      576.7
                                                        -------------    --------    --------------   --------
 TOTAL GENERAL & ADMINISTRATIVE                            65,281.77     ********       161,251.25    ********

 OTHER INCOME / EXPENSES
 ROYALTY INCOME                                          (199,609.96)    ********      (199,609.96)   ********
 MISCELLANEOUS INCOME                                    (100,000.00)    ********      (100,000.00)   ********
 INTEREST EXPENSE                                          12,641.27       488.3         73,645.17    ********
                                                        -------------    --------    --------------   --------
TOTAL OTHER INCOME / EXPENSES                            (286,968.69)    ********      (225,964.79)   ********
                                                        -------------    --------    --------------   --------
      TOTAL EXPENSES                                     (195,748.29)    ********       (29,627.07)   ********
                                                        -------------    --------    --------------   --------
      NET INCOME FROM OPERATIONS                          198,337.14     ********        32,215.92    ********

                               EPL PROLONG INC.
                               INCOME STATEMENT
                    FOR THE 12 PERIODS ENDED APRIL 30, 1996

                                  PERIOD TO DATE                ZYEAR TO DATE
                                ACTUAL       PERCENT         ACTUAL       PERCENT
                            ---------------- -------     ---------------- -------
EARNINGS BEFORE INCOME TA      $198,337.14   *******         32,215.92    *******
                            ---------------- -------     ---------------- -------
NET INCOME (LOSS)              $198,337.14   *******         32,215.92    *******
                            ================ =======     ================ =======

                               EPL PRO-LONG INC.
                                 BALANCE SHEET
                        DATE POSTED  :  APRIL 30, 1995
                        PERIOD ENDING:  APRIL 30, 1995

ASSETS

    CURRENT ASSETS
        CASH IN BANK                             (4,505.01)
        ACCOUNTS RECEIVABLE                      11,223.00
        INVENTORY                                26,944.30
            TOTAL CURRENT ASSETS                                 33,662.29

    FIXED ASSETS
        MACHINERY AND EQUIPMENT                  53,853.97
        PATENTS                                 693,493.75
        ACCUM. DEPRECIATION F&F                  (9,480.00)
        ACCUM. DEPRECIATION M&E                 (42,039.17)
        ACCUM. AMORTIZATION PATENTS            (266,765.22)
            TOTAL FIXED ASSETS                                  429,063.33
    OTHER ASSETS
        RECEIVABLE-PL SUPER                     (45,409.96)
            TOTAL OTHER ASSETS                                  (45,409.96)
                                                                -----------
            TOTAL ASSETS                                        417,315.66
                                                                ===========

LIABILITIES
    CURRENT LIABILITIES
        ACCOUNTS PAYABLE                        687,030.79
        NOTE PAYABLE - C P                       86,892.00
        ACCRUED INTEREST                         85,725.00
            TOTAL CURRENT LIABILITIES                           859,647.79

    LONG TERM LIABILITIES
        LOANS PAYABLE - Footnote 1              280,000.00
            TOTAL LONG TERM LIABILITIES                         280,000.00
                                                                -----------
            TOTAL LIABILITIES                                 1,139,647.79


CAPITAL
        COMMON STOCK                            135,473.35
        RETAINED EARNINGS                    (2,127,882.82)
        PERIOD NET INCOME                      (246,475.88)
        CAPITAL CONTRIBUTED                   1,516,553.22
             TOTAL CAPITAL                                     (722,332.13)
                                                               -------------
             TOTAL LIABILITIES & CAPITAL                        417,315.66
                                                               =============

Footnote 1 - Secured Promissory Note with UCC filing and lien covering all of
             EPL's assets

                                    EPL PRO-LONG INC.
                                    INCOME STATEMENT
                                 CONSOLIDATED STATEMENT
                              DATE POSTED: APRIL 30, 1995
                             PERIOD ENDING: APRIL 30, 1995

                                    CURRENT          %                   YEAR-TO-DATE        %
INCOME
  SALES                          (36,736.66)    (100.3)                    261,300.54    102.4
  RETURNS & ALLOWANCES                  .00         .0                        (154.50)     (.1)
  SALES DISCOUNT                        .00         .0                      (8,877.35)    (3.5)
  SAMPLE ALLOWANCE                      .00         .0                          15.00       .0
  DELIVERY CHARGE INCOME                .00         .0                         419.54       .2
  ROYALTY                            121.89         .3                       2,414.10       .9
                                 ----------                                ----------
 TOTAL INCOME                    (36,614.77)    (100.0)                    255,117.43    100.0

COST OF SALES
  PURCHASES                        7,620.76       20.8                      79,231.78     31.1
  PURCHASE DISCOUNTS                    .00         .0                           2.00       .0
  PACKAGING & LABELS              (4,808.62)     (13.1)                        717.09       .3
  FREIGHT                           (339.13)       (.9)                      1,425.91       .5
  DIRECT LABOR                          .00         .0                       1,774.00       .7
                                 ----------                                ----------
 TOTAL COST OF SALES               2,473.01        6.8                      83,150.78     32.6
                                 ----------                                ----------
GROSS PROFIT                     (39,087.78)    (106.8)                    171,966.65     67.4

EXPENSES
  ACCOUNTING                         879.00        2.4                       6,514.00      2.6
  ADVERTISING                       (171.12)       (.5)                        137.46       .1
  AMORTIZATION                     3,729.00       10.2                      44,748.00     17.5
  AUTOMOBILE                            .00         .0                       1,029.43       .4
  BAD DEBTS                       62,529.88      170.8                      62,529.88     24.5
  BANK CHARGES                        37.50         .1                       1,109.44       .4
  BUSINESS PROMOTION                    .00         .0                         685.81       .3
  COMMISSIONS                     15,038.46       41.1                      15,788.46      6.2
  CONSULTING                            .00         .0                      57,064.35     22.4
  DEPRECIATION                       790.00        2.2                       9,480.00      3.7
  DUES & SUBSCRIPTIONS              (123.91)       (.3)                         (1.02)     (.0)
  ENTERTAINMENT                      152.88         .4                         815.17       .3
  INSURANCE                         (478.60)      (1.3)                       (478.60)     (.2)
  LEASED EQUIPMENT                      .00         .0                         817.02       .3
  LEGAL                           15,798.65       43.1                      51,192.40     20.1
  OFFICE SUPPLIES                  1,134.46        3.1                       3,961.62      1.6
  OUTSIDE SERVICES                 1,550.00        4.2                       1,550.00       .6
  PENALTIES                             .00         .0                         206.26       .1
  PRINTING                            55.49         .2                       1,234.83       .5
  POSTAGE                          1,006.71        2.7                       2,840.76      1.1
  RENT                             8,714.30       23.8                      45,170.30     17.7
  REPAIRS & MAINTENANCE               80.00         .2                         390.44       .2
  SAMPLES                               .00         .0                         660.00       .3
  SHOP SUPPLIES                      472.92        1.3                       1,491.72       .6
  STORAGE                            775.00        2.1                       2,260.00       .9
  TAXES - PAYROLL                 (2,037.18)      (5.6)                     (2,037.18)     (.8)
  TAXES - FTS                     (3,573.96)      (9.8)                        119.00       .0
  TAXES - LICENSES                      .00         .0                         622.65       .2

                               EPL PRO-LONG INC.
                               INCOME STATEMENT
                            CONSOLIDATED STATEMENT
                         DATE POSTED  : APRIL 30, 1995
                         PERIOD ENDING: APRIL 30, 1995

                               CURRENT        %   YEAR-TO-DATE         %
    TELEPHONE                    86.14       .2       5,716.85       2.2
    UTILITIES                (1,302.25)    (3.6)      3,218.83       1.3
    TESTING                   1,603.19      4.4       2,039.89        .8
    TRAVEL                    2,542.60      6.9       4,636.08       1.8
                           -----------             -----------
  TOTAL EXPENSES            109,289.15    298.5     325,513.85     127.6
                           -----------             -----------
OPERATING INCOME (LOSS)    (148,376.93)  (405.2)   (153,547.20)    (60.2)

OTHER INCOME
    LEASE INCOME              1,000.00      2.7       4,000.00       1.6
                           -----------             -----------
  TOTAL OTHER INCOME          1,000.00      2.7       4,000.00       1.6

OTHER EXPENSES
    INTEREST EXPENSE         67,396.81    184.1      96,928.68      38.0
                           -----------             -----------
  TOTAL OTHER EXPENSES       67,396.81    184.1      96,928.68      38.0
                           -----------             -----------
NET INCOME (LOSS)          (214,773.74)  (586.6)   (246,475.88)    (96.6)
                           ===========             ===========


                         PRO-LONG INTERNATIONAL, INC.
                                 BALANCE SHEET
                        DATE POSTED  :   APRIL 30, 1994
                        PERIOD ENDING:   APRIL 30, 1994
ASSETS

    CURRENT ASSETS
        CASH IN BANK                         3,219.22
        ACCOUNTS RECEIVABLE                 26,564.31
        OTHER RECEIVABLES                   14,100.00
        INVENTORY                           63,111.50
            TOTAL CURRENT ASSETS                                 106,995.03

    FIXED ASSETS
        MACHINERY AND EQUIPMENT             53,853.97
        PATENTS                            693,493.75
        ACCUM DEPRECIATION M&E             (42,039.17)
        ACCUM AMORTIZATION P              (223,871.22)
            TOTAL FIXED ASSETS                                   481,437.33

    OTHER ASSETS
        DEPOSITS                             4,357.00
        PREPAID EXPENSES                     8,714.30
            TOTAL OTHER ASSETS                                    13,071.30
                                                                 ----------
            TOTAL ASSETS                                         601,503.66
                                                                 ==========

LIABILITIES
    CURRENT LIABILITIES
        ACCOUNTS PAYABLE                   726,754.58
        NOTES PAYABLE - CURR                99,928.00
            TOTAL CURRENT LIABILITIES                            826,682.58

    LONG TERM LIABILITIES
        NOTES PAYABLE - LONG - Footnote 1  300,000.00
            TOTAL LONG TERM LIABILITIES                          300,000.00
                                                                 ----------
            TOTAL LIABILITIES                                  1,126,682.65

CAPITAL
        COMMON STOCK                       135,473.35
        RETAINED EARNINGS               (1,820,270.23)
        PERIOD NET INCOME                 (365,935.26)
        CAPITAL CONTRIBUTED              1,525,553.22
            TOTAL CAPITAL                                       (525,178.92)
                                                                 ----------
            TOTAL LIABILITIES & CAPITAL                          601,503.66
                                                                 ==========

Footnote 1 - Secured Promissory Note with UCC filing and lien covering all of
             EPL's assets

                                                   PRO-LONG INTERNATIONAL, INC.
                                                         INCOME STATEMENT
                                                      CONSOLIDATED STATEMENT
                                                  DATE POSTED  :  APRIL 30, 1994
                                                  PERIOD ENDING:  APRIL 30, 1994

                                                           CURRENT                 %           YEAR-TO-DATE               %

INCOME
  SALES                                                     9,615.51           110.9              338,254.33          105.5
  SERVICE                                                        .00              .0                  100.00             .0
  RETURNS & ALLOWANCES                                           .00              .0               (8,996.74)          (2.8)
  SALES DISCOUNT                                           (1,384.63)          (16.0)             (10,732.42)          (3.3)
  SAMPLE ALLOWNACE                                         (1,227.59)          (14.1)                    .00             .0
  DELIVERY CHARGE INCOME                                    1,674.84            19.3                1,892.66             .6
                                                      --------------                          --------------
 TOTAL INCOME                                               8,678.13           100.0              320,517.83          100.0

COST OF SALES
  PURCHASES                                                39,518.90           455.4              149,292.43           46.5
  PACKAGING & LABELS                                             .00              .0                4,861.12            1.5
  FREIGHT                                                   3,141.50            36.2               22,500.13            7.0
                                                      --------------                          --------------
 TOTAL COST OF SALES                                       42,660.40           491.6              176,653.68           55.1
                                                      --------------                          --------------
GROSS PROFIT                                              (33,982.27)         (391.6)             143,864.15           44.9


EXPENSES
  SALARIES - OFFICERS                                            .00              .0               57,318.75           17.9
  SALARIES - OFFICE                                              .00              .0               19,600.00            6.1
  ACCOUNTING                                                  725.00             8.4               16,901.98            5.3
  RENT                                                       (101.73)           (1.2)              54,684.00           17.1
  POSTAGE                                                     209.71             2.4                1,583.41             .5
  PAYROLL TAXES                                                  .00              .0                6,249.06            1.9
  LEGAL                                                   (11,258.85)          189.7              242,823.76           75.8
  CONSULTING                                               66,187.20           762.7               72,887.20           22.7
  INSURANCE                                                   222.04             2.6                     .00             .0
  INSURANCE - HEALTH                                         (222.04)           (2.6)                 292.94             .1
  TRAVEL                                                   12,950.49           149.2               29,365.95            9.2
  ADVERTISING                                                 346.56             4.0                1,755.33             .6
  LAUNDRY AND JANITORIAL                                     (290.00)           (3.3)                    .00             .0
  OFFICE SUPPLIES                                           4,558.12            52.5               10,194.25            3.2
  BANK CHARGES                                                399.00             4.6                1,248.86             .4
  DEPRECIATION EXPENSE                                        790.00             9.1                9,420.00            3.0
  SHOP SUPPLIEES                                             (849.85)           (2.9)                 520.58             .2
  TAXES                                                          .00              .0                  469.17             .1
  LICESES                                                        .00              .0                  741.26             .2
  UTILITIES                                                   302.41             3.5                4,481.95            1.4
  PATENT SEARCH                                                  .00              .0                  756.83             .2
  REPAIRS & MAINTENANCE                                       380.00             3.3                2,911.30             .9
  AUTOMOBILE                                                   48.00              .6                1,482.94             .6
  BUSINESS PROMOTION                                          290.00             3.3                4,780.88            1.5
  COMMISSIONS                                             (13,460.00)          155.1                2,340.00             .7
  DUES & SUBSCRIPTIONS                                           .00              .0                1,547.41             .5
  CONTRACT LABOR                                              180.00             2.1                  619.00             .2
  STORACE                                                     610.81             7.0                4,355.81            1.4
  ENTERTAINMENT                                                  .00              .0                2,289.01             .7
  TELEPHONE                                                   725.67             8.4               10,083.51            3.1

                         PRO-LONG-INTERNATIONAL, INC.
                               INCOME STATEMENT
                            CONSOLIDATED STATEMENT
                         DATE POSTED  : APRIL 30, 1994
                         PERIOD ENDING: APRIL 30, 1994

                                CURRENT          %     YEAR-TO-DATE        %
    CONTRIBUTIONS                300.00        3.5           878.34       .3
    OUTSIDE SERVICES             560.00        6.5        10,046.46      3.1
    LEASE EQUIPMENT              490.26        5.6         1,963.48       .6
    PENALTIES                       .00         .0         8,433.27      2.0
    LATE CHARGES                 (69.16)       (.8)             .00       .0
    AMORTIZATION               3,728.00       43.0        44,748.00     14.0
    TESTING                      469.10        5.4              .00       .0
    ROYALTIES                (17,480.00)    (201.2)      (17,460.00)    (5.4)
    PRINTING                  (3,659.38)     (42.2)             .00       .0
    COURIER                   (2,297.20)     (25.5)             .00       .0
    LODGING                   (1,305.13)     (20.8)             .00       .0
    MEALS                      4,045.58       46.6         8,557.44      2.7
    LOAN FEES                  2,150.00       24.8         2,150.00       .7
    DIRECTOR'S FEES              450.00        5.2           450.00       .1
    FINANCING FEES               735.00        3.5           735.00       .2
    SETTLEMENT COSTS             681.00        7.3           681.00       .2
    RESEARCH & DEVEL.          1,000.00       11.6         1,000.00       .3
                             ----------                 -----------
  TOTAL EXPENSES              52,570.61      605.8       621,938.13    194.0
                             ----------                 -----------
OPERATING INCOME (LOSS)      (86,552,88)    (997.4)     (478,073.98)  (149.2)

OTHER INCOME
    INTEREST INCOME                 .00         .0            86.39       .0
    LICENSING INCOME          65,000.00      749.0        85,000.00     26.5
    MISCELLANEOUS INCOME     103,000.00        ***       103,000.00     32.1
                             ----------                 -----------
  TOTAL OTHER INCOME         168,000.00        ***       188,086.39     59.7

OTHER EXPENSES
    INTEREST EXPENSE          42,420.64      488.8        75,947.67     23.7
                             ----------                 -----------
  TOTAL OTHER EXPENSES        42,420.64      488.8        75,947.67     23.7
                             ----------                 -----------
NET INCOME                    39,026.48      449.7      (365,935.28)  (114.2)
                             ==========                 ===========

                                 SCHEDULE 6.7

                           MATERIAL ADVERSE CHANGE
                           ------------------------

                                   - NONE -























Schedule to Agreement and Plan of Reorganization between EPL Pro-Long, Inc. and Prolong International Corporation.

                                 SCHEDULE 6.8

                            UNDISCLOSED LIABILITIES
                            -----------------------

                                    -NONE-






















Schedule to Agreement and Plan of Reorganization between EPL Pro-Long, Inc. and Prolong International Corporation.

                                 SCHEDULE 6.9

                                 UNPAID TAXES
                                 ------------

                                    -NONE-























Schedule to Agreement and Plan of Reorganization between EPL Pro-Long, Inc. and Prolong International Corporation.

                                 SCHEDULE 6.10

                              TITLE TO PROPERTIES
                              -------------------

                                -NO EXCEPTIONS-




















Schedule to Agreement and Plan of Reorganization between EPL Pro-Long, Inc. and Prolong International Corporation.

                                 SCHEDULE 6.11

                    NOTICE OF ALLEGED GOVERNMENT VIOLATION
                    --------------------------------------

                                -NONE RECEIVED-





















Schedule to Agreement and Plan of Reorganization between EPL Pro-Long, Inc. and Prolong International Corporation.

                                 Schedule 6.13

                                  LITIGATION
                                  ----------


1.     Prolong of Canada v. EPL, Case No. T1128-92 (Canadian Federal Court)
       --------------------------------------------------------------------
       This lawsuit seeks to retransfer the patents from EPL back to PLC.


2.     Francis Helman, et al. v. EPL Prolong, Inc. et al., Court of Common
       -------------------------------------------------------------------
       Pleas, Columbiana County, Ohio, Case No. 97 CV 407
       --------------------------------------------------
       Was initially removed to:
       Francis Helman, et al. v. EPL Prolong, Inc. et al., United States
       -----------------------------------------------------------------
       District Court, Northern District of Ohio, Case No. 4:97 CV 1344
       ----------------------------------------------------------------
       Case was remanded back to State Court on November 25, 1997: Case No. 97
                                                                   -----------
       CV 407.
       ------

3.     Prolong Technology of Canada v. Geoffrey C. Clark and Fetherstonbaugh &
       -----------------------------------------------------------------------
       Co. v. Elton Alderman, Ronald Sloan, Robert Strauss, Oren Breitman and
       ----------------------------------------------------------------------
       EPL Prolong, Inc. Supreme Court of British Columbia, Vancouver Registry,
       ------------------------------------------------------------------------
       Case No. C965105.
       -----------------




Schedule to Agreement and Plan of Reorganization between EPL Pro-Long, Inc. and Prolong International Corporation.

                                 SCHEDULE 6.15

                             INTELLECTUAL PROPERTY
                             ---------------------

[_]   PATENTS (see Exclusive License Agreement dated 11/10/93)

                                  EXHIBIT "A"
                                  -----------

                             1.     Austria
                             2.     Belgium
                             3.     Canada
                             4.     France
                             5.     Germany
                             6.     Italy
                             7.     Luxembourg
                             8.     Netherlands
                             9.     Sweden
                             10.    Switzerland
                             11.    United Kingdom
                             12.    United States

[_]   TRADEMARKS
          Any and all trademark/tradename rights held by EPL Pro-Long, including, but not limited to all of the following:

                    1.     Prolong
                    2.     Prolong Super Lubricants (the name)
                    3.     Oil drop logo
                    4.     "The Ultimate in Protection and Performance"
                    5.     Prolong and design
                    6.     Label design with integrated elements
                    7.     'NO EQUAL IN THE WORLD' (capital letters)
                    8.     AFMT and designs
                    9.     AFMT and design (vertical)
                    10.    AFMT and design (horizontal)
                    11.    SPL100 (brand name)
                    12.    "No Equal in the World" (design)





Schedule to Agreement and Plan of Reorganization between EPL Pro-Long, Inc. and Prolong International Corporation.

[_] All rights of EPL to sue any third parties for relief for past infringement or encroachment of EPL's intellectual property rights, including that property listed above; including but not limited to:

      .     Ronald J. Sloan and Clifford R. Sloan (Canada)
      .     William Hodge, et al. (Canada)
      .     Francis D. Helman, et al. (Ohio)



Schedule to Agreement and Plan of Reorganization between EPL Pro-Long, Inc. and Prolong International Corporation.

                                 Schedule 6.16

                                   CONTRACTS
                                   ---------

[_] Exclusive License Agreement dated November 10, 1993, which became active January 1, 1995.

[_]  Account stated with Cotkins & Collins law firm.

[_] EPL Checking Account with Bank of America; Placentia, CA Branch; Account No. 122000661-07607.

          Authorized signers:  Michael R. Davis, President

[_]  Any equipment or property leases in the name of EPL.



Schedule to Agreement and Plan of Reorganization between EPL Pro-Long, Inc. and Prolong International Corporation.

                                 Schedule 6.18

                              NOTICES OF DEFAULT
                              ------------------

                               - NONE RECEIVED -


Schedule to Agreement and Plan of Reorganization between EPL Pro-Long, Inc. and Prolong International Corporation.

                                 Schedule 6.21

                             CONFLICT OF INTEREST
                             --------------------

[_] Gary Wykidal serves as legal counsel to EPL Pro-Long, Inc. and is a director and shareholder.





Schedule to Agreement and Plan of Reorganization between EPL Pro-Long, Inc. and Prolong International Corporation.

                                 Schedule 6.22

                                  AFFILIATES
                                  ----------

                               Michael R. Davis

                                Lois M. Miller

                                Gary C. Wykidal






Schedule to Agreement and Plan of Reorganization between EPL Pro-Long, Inc. and Prolong International Corporation.

                                 SCHEDULE 6.23

                                INDEMNIFICATION
                                ---------------


                               Michael R. Davis

                                Lois M. Miller

                             Gary C. Wykidal, Esq.





Schedule to Agreement and Plan of Reorganization between EPL Pro-Long, Inc. and Prolong International, Inc.